Exhibit 2.1

Execution

PURCHASE AGREEMENT,

dated as of December 23, 2015

by and among

Agenus Inc., a Delaware corporation, as the Purchaser,

PhosImmune Inc., a Virginia corporation, as the Company,

the Securityholders of PhosImmune Inc., and

Fanelli Haag PLLC, as the Representative

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TABLE OF CONTENTS

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TABLE OF CONTENTS

(continued)

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EXHIBITS

Exhibit 1.3(a)(i)	Form of Certificate of Merger
Exhibit 1.3(a)(ii)	Form of Articles of Merger

SCHEDULES

Company Disclosure Letter
Schedule 4.5	Preliminary Spreadsheet

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of December 23, 2015 (this “Agreement”), is by and among Agenus Inc., a Delaware corporation (“Purchaser”), PhosImmune Inc., a Virginia corporation (the “Company”), each holder of Shares and Options of the Company (the “Securityholders”), Fanelli Haag PLLC, as the Representative, solely in its capacity as such, and, for the limited purposes specified on the signature pages hereto, Financial West Investment Group, Inc.

BACKGROUND

WHEREAS, the Purchaser desires to purchase, and the Securityholders desire to sell, all of the outstanding Company Securities on the terms set forth herein (the “Securities Purchase”);

WHEREAS, immediately subsequent to consummation of the Securities Purchase, the Company shall be merged with and into the Purchaser as provided herein (the “Merger”). The Securities Purchase, the Merger and the transactions contemplated hereby are sometimes collectively referred to herein as the “Transactions”.

WHEREAS, the Representative is a party hereto solely for the purposes set forth in Section 7.8 (Representative);

WHEREAS, an index of defined terms is set forth in Section 9.1 (Certain Defined Terms);

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

SECURITIES PURCHASE

Section 1.1 Purchase and Sale of Securities. In reliance upon the representations and warranties contained herein, for the consideration set forth herein, and subject to the terms and conditions hereof, at the Closing each of the Securityholders agrees to sell to the Purchaser all Company Securities owned by such Securityholder, and the Purchaser agrees to purchase from each of the Securityholders all Company Securities owned by such Securityholder.

Section 1.2 Closing.

(a) Closing. The consummation of the Securities Purchase (the “Closing”) will take place remotely via the electronic exchange of documents and signatures on (i) the later of the date that is two (2) business days after the satisfaction or waiver of the conditions to Closing set forth in Article 5 (Closing Conditions) hereof (other than those conditions which are normally performed at the Closing, but subject to the satisfaction or waiver of such conditions), or (ii) such other time and place and method as may be agreed to in writing by the Purchaser and the Company. The date upon which the Closing occurs is referred to herein as the “Closing

Date”. All transactions contemplated herein to occur on or as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 12:01 a.m., Eastern Time, on the Closing Date.

(b) Securityholder Deliveries. At or prior to the Closing and in all cases prior to any payment or issuance of any Closing Consideration and/or Milestone Consideration to a Securityholder, such Securityholder shall have delivered to Purchaser a complete and executed Form W-8 Certificate of Foreign Status or Form W-9 Request for Taxpayer Identification Number and Certification, as applicable, and the original share certificates representing the Shares, duly endorsed in the name of Purchaser and free and clear of all Encumbrances other than restrictions on transfers under applicable securities laws.

(c) Exchange Procedure. At the Closing, upon fulfilment by the Company of the deliveries specified in Section 5.1 (Conditions to Obligations of Purchaser) and by each Securityholder of the obligations set forth in Section 1.2(c) above, Purchaser will: (i) deliver (or cause Purchaser’s Transfer Agent to deliver) the Closing Consideration Shares to the Securityholders or to cause Purchaser’s Transfer Agent to deliver such Closing Consideration Shares to the account of such Securityholder on the stock transfer records of Purchaser, in accordance with the written instructions of the Representative and as allocated among them as set forth in the Final Spreadsheet and (ii) pay or cause to be paid the distributions and payments of the Closing Cash Consideration Payment by wire transfer of immediately available funds in accordance with the Final Spreadsheet and the wire instructions provided by each Securityholder prior to the Closing Date. To the extent an individual Securityholder would be entitled to a fractional share of Purchaser Common Stock for Closing Consideration Shares or Milestone Consideration Shares, such fractional share shall be rounded up to a whole share of Purchaser Common Stock.

(d) Lost Certificates. If any stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such stock certificate to be lost, stolen or destroyed, the Purchaser will make payments in accordance with the terms of this Agreement in respect of such lost, stolen or destroyed stock certificate; provided, however, that the owner of any such lost, stolen or destroyed stock certificate shall have first executed and delivered an agreement to provide indemnification in respect of any claim that may be made against Purchaser with respect to the stock certificates alleged to have been lost, stolen or destroyed.

(e) Withholding Rights. The Purchaser shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Securities such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax law or under any applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. None of the Purchaser, the Surviving Company, the Company or Representative, or any employee, officer, director, manager, agent or Affiliate thereof, shall be liable to any Person in respect of any portion of the Purchase Price delivered in accordance with the Final Spreadsheet or delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 1.3 The Merger.

(a) Merger. Immediately subsequent to the Closing, the Company and the Purchaser shall cause a certificate of merger, in substantially the form attached hereto as Exhibit 1.3(a)(i) (the “Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, and articles of merger, in substantially the form attached hereto as Exhibit 1.3(a)(ii) (the “Articles of Merger”), to be executed and filed with the Virginia State Corporation Commission in accordance with the applicable provisions of the VSCA. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and the Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Virginia (the effective time of the Merger, the “Effective Time”). At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Laws (the “DGCL”) and the Virginia Stock Corporations Act (the “VSCA”), the Company shall be merged with and into the Purchaser, the separate existence of the Company shall cease, and the Purchaser shall continue as the surviving corporation. The surviving corporation after the Merger is sometimes referred to hereinafter as the “Surviving Company”.

(b) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company shall vest in the Purchaser, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Purchaser. The certificate of incorporation and by-laws of the Surviving Company shall be those of the Purchaser as of immediately prior to the Effective Time, and the directors and officers of the Surviving Company shall be those of the Purchaser as of immediately prior to the Effective Time.

(c) Conversion of Company Securities. As of the Effective Time, by virtue of the Merger:

(1) each Share outstanding immediately prior to the Effective Time will be cancelled and will cease to exist; and

(2) each Option or other right to acquire Shares that is outstanding immediately prior to the Effective Time will be cancelled and will cease to exist.

Section 1.4 Adjustments. If there is a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to Purchaser Common Stock occurring after the date of this Agreement and before the issuance date of the applicable Consideration Shares, all references in this Agreement to specified numbers of shares of Purchaser Common Stock affected thereby, and all calculations provided for that are based upon numbers of shares of any such class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement before such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

Section 1.5 Payment of Milestone Consideration. Within thirty (30) days following the occurrence of a Milestone Event, subject to the prior fulfilment by a Securityholder of such Person’s obligations pursuant to Section 1.2(b) (Securityholder Deliveries) and subject to the other terms of this Agreement, the Purchaser shall deliver (or cause Purchaser’s Transfer Agent to deliver) to the Securityholders, in such amounts directed by and otherwise upon the written instructions of the Representative, the Milestone Consideration as shall apply with respect to the Milestone Event minus Company Expenses payable in connection therewith, payable in cash and/or shares of Purchaser Common Stock (based on the applicable Deemed Share Value). Solely to the extent each of the Milestone Events shall not have occurred as of immediately prior to the Sale of the Purchaser, then subject to the prior fulfilment by a Securityholder of such Person’s obligations pursuant to Section 1.2(b) (Securityholder Deliveries) and subject to the other terms of this Agreement, (a) if none of the Milestone Events shall have occurred and both a Sale of the Purchaser shall be consummated prior to the ten (10) year anniversary of the Closing Date and a Sale of the Purchaser shall not otherwise have been consummated subsequent to the Closing Date, then (i) the First Milestone Event shall be deemed to have occurred as of immediately prior to the Sale of the Purchaser (notwithstanding that such Sale may be consummated subsequent to the five (5) year anniversary hereof) and (ii) the Purchaser shall be obligated as of immediately prior to the Sale of the Purchaser to make an additional payment hereunder of $5,000,000 minus any Company Expenses payable in connection therewith, payable in cash and/or shares of Purchaser Common Stock (based on the applicable Deemed Share Value); (b) if the First Milestone Event (but not the Second Milestone Event) shall have occurred, and both a Sale of the Purchaser shall be consummated prior to the ten (10) year anniversary of the Closing and a Sale of the Purchaser shall not otherwise have been consummated subsequent to the Closing Date, then (i) the Second Milestone Event shall be deemed to have occurred as of immediately prior to the Sale of the Purchaser and (ii) the Purchaser shall be obligated as of immediately prior to the Sale of the Purchaser to make an additional payment hereunder of $5,000,000 minus any Company Expenses payable in connection therewith, payable in cash and/or shares of Purchaser Common Stock (based on the applicable Deemed Share Value); and (c) if the Second Milestone Event (but not the Third Milestone Event) shall have occurred and both a Sale of the Purchaser shall be consummated prior to the ten (10) year anniversary of the Closing Date and a Sale of the Purchaser shall not otherwise have been consummated subsequent to the Closing Date, the Third Milestone Event shall be deemed to have occurred as of immediately prior to the Sale of the Purchaser.

Section 1.6 Tax Consequences. The Transactions are intended to be integrated transactions for all Tax purposes and together to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3. No party hereto makes any representation or warranties to any other party hereto or to the Securityholders regarding the Tax treatment of any transactions contemplated by this Agreement. All parties hereto and the Securityholders shall rely solely on their own respective Tax and legal advisors in connection with this Agreement and the other transactions or agreements contemplated by this Agreement. Except as otherwise required by applicable Law or as explicitly provided herein, the parties shall treat any payments of Milestone Consideration made hereunder as payment of additional purchase price for all purposes, including accounting and Tax.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures and other responses set forth in the Company Disclosure Letter, the Company represents and warrants to the Purchaser as set forth below in this Article 2. For purposes of this Article 2, “Company” shall, unless otherwise mandated by the context, mean the Company and any Subsidiary thereof, including the “UK Subsidiary.”

Section 2.1 Organization and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted, and (c) is qualified to do business and in good standing in every jurisdiction where it conducts business and such qualification is required, except where the failure so to qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company has Made Available true and correct copies of its certificate of incorporation, as amended to date (the “Charter”), and by-laws, as amended to date, each as in full force and effect on the date hereof (collectively, the “Charter Documents”), to Purchaser. The Company is not in violation of any of the provisions of its Charter Documents, and no changes thereto are pending. Section 2.1 of the Company Disclosure Letter lists (x) the officers and directors of the Company, and (y) the jurisdictions in which the Company has or has had an office or facility, engaged consultants, conducted business or is qualified to do business as a foreign entity. Neither the Securityholders nor the Board of Directors of the Company has approved any amendment to any of the Charter Documents from those Made Available to the Purchaser.

Section 2.2 Capitalization; Subsidiaries.

(a) Section 2.2(a) of the Company Disclosure Letter sets forth as of the date of this Agreement a complete and accurate list of all outstanding Shares and the registered holders thereof. All such Shares have been duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Section 2.2(a) of the Company Disclosure Letter, there are no outstanding options, warrants, convertible or exchangeable securities or other rights that would obligate the Company to issue equity interests of any class or series. The offer, issuance and sale of all outstanding Shares complied in all material respects with all applicable federal and state securities laws and all applicable preemptive and similar rights. Except as set forth on Section 2.2(a) of the Company Disclosure Letter (and except for this Agreement), there are no agreements, written or oral, to which the Company is a party relating to the acquisition, disposition, repurchase, voting or registration of any equity securities of the Company. There are no outstanding stock appreciation, phantom stock or profit participation rights with respect to the Company.

(b) The information contained in the Preliminary Spreadsheet is complete and correct.

(c) Section 2.2(c) of the Company Disclosure Letter sets forth: (i) the name of the sole Subsidiary of the Company (the “UK Subsidiary”), and (ii) with respect to the UK Subsidiary, (A) the jurisdiction in which it is incorporated or organized and (B) its officers and directors. The Company owns 100% of the outstanding securities of the UK Subsidiary. Except for the Company’s interests in the UK Subsidiary, neither the Company nor the UK Subsidiary directly or indirectly owns or has the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization. The UK Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, as set forth on Section 2.2(c) of the Company Disclosure Letter. The Company is not a participant in any joint venture, partnership or similar arrangement. The UK Subsidiary (i) is currently and has always been dormant, (ii) does not currently and has never had any assets or liabilities, (iii) has never conducted business or operations, and (iv) is not currently and has never been party to any Contract or subject to any Action or Order. The Company has Made Available true and correct copies of the UK Subsidiary’s articles of incorporation, as amended to date, and the UK Subsidiary’s by-laws, as amended to date, each as in full force and effect on the date hereof (collectively, the “UK Subsidiary Charter Documents”), to Purchaser. The UK Subsidiary is not in violation or breach of any provision of the UK Subsidiary Charter Documents, and no changes thereto are pending.

Section 2.3 Authorization. The Company has full power and authority and has taken all required action on its part (including board and stockholder approval) necessary to permit it to execute and deliver and to carry out the terms of this Agreement and the other agreements, instruments and documents of the Company contemplated hereby, and no other proceedings or actions are required on the part of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions. All resolutions so adopted by the Board of Directors remain in full force and effect and have not been modified or rescinded. This Agreement and the other agreements, instruments and documents of the Company contemplated hereby to be executed by the Company have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, the covenants of the Company under this Agreement represent the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereafter in effect relating to the rights of creditors generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

Section 2.4 Noncontravention.

(a) The execution, delivery and performance of this Agreement and the other agreements, instruments and documents of the Company contemplated hereby to be executed by the Company and the consummation of the Transactions by the Company do not and will not (1) conflict with, result in or constitute any violation of any provision of any Law, agreement, contract, instrument, charter, by-laws, operating agreement, partnership agreement, organizational document, license, permit, authorization, franchise or certification to which the Company is a party or by which the Company is bound, or (2) result in the creation of an Encumbrance on any properties or assets of the Company.

(b) Except as set forth on Schedule 2.4(b) of the Company Disclosure Letter, no Permit, Order, declaration, filing or notice, including, without limitation, any Permit, Order, declaration or filing with or notice to any Governmental Authority or non-governmental authority or any party to a Contract, is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Transactions by the Company.

Section 2.5 Financial Statements.

(a) The Company has made available to the Purchaser the books and records of the Company that have been kept by the Company in the ordinary course of business, which include all accounting entries and other information about all of the financial transactions entered into by the Company necessary to prepare a balance sheet and statements of operations, statements of equity and statements of cash flow for dates and for periods ended prior to the date of this Agreement. Such books and records of the Company are complete and accurate in all material respects and fairly present the financial condition of the Company and the results of operations of the Company.

(b) There have been no instances of fraud by a director, officer, employee, consultant or agent of the Company in their capacity as such, whether or not material, that occurred since the Company’s inception.

(c) Except as set forth in Section 2.5(c) of the Company Disclosure Letter, the Company has no Indebtedness.

Section 2.6 Absence of Certain Changes. Since December 31, 2014, (i) the Company has conducted its business only in the usual and ordinary course of business, and (ii) except for the depletion of cash resulting from expenses that are reflected in the books and records of the Company, there has not occurred any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events or conditions, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Company.

Section 2.7 Absence of Litigation. No Action or Order is pending or, to the Knowledge of the Company, threatened against the Company, including any Company Intellectual Property, or, to the Knowledge of the Company, against any Securityholder, officer, director or manager of the Company in relation to the affairs of the Company, and, to the Knowledge of the Company, no facts exists that would form a reasonable basis for any such Action or Order. The Company is not currently planning to initiate any Action before any court, arbitrator or Governmental Authority.

Section 2.8 Restrictions on Business Activities. Except as set forth in Section 2.8 of the Company Disclosure Letter, there is no Contract (including covenants not to compete) or Order binding upon the Company that has or would reasonably be expected to have, whether before or after consummation of the Transactions, the effect of prohibiting or impairing any current or future business practice of the Company, the Purchaser or any Affiliate thereof, any acquisition of property (tangible or intangible) by the Company, the Purchaser or any Affiliate thereof, or the conduct of business by the Company, the Purchaser or any Affiliate thereof, in each case, as currently conducted. Without limiting the generality of the foregoing, the Company has not entered into any Contract that limits the freedom of the Company or its Affiliates to engage or participate, or compete with any other person, in any line of business, market or geographic area, or to make use of any material Company Intellectual Property.

Section 2.9 Intellectual Property.

(a) Section 2.9(a) of the Company Disclosure Letter accurately identifies:

(1) In Section 2.9(a)(1) of the Company Disclosure Letter: (A) each item of Company Registered Intellectual Property, except any Company Registered Intellectual Property that the Company has intentionally abandoned; (B) the jurisdiction in which such item of Company Registered Intellectual Property has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Company Registered Intellectual Property and the nature of such ownership interest;

(2) In Section 2.9(a)(2) of the Company Disclosure Letter: (A) each Contract pursuant to which material Intellectual Property is licensed to the Company, including any Company Software (excluding commercial off-the-shelf software licensed to the Company in the ordinary course of business and easily obtainable without material expense); and (B) if not described in the Contracts disclosed pursuant to the immediately preceding clause (A), the rights, if any retained by The University of Virginia and/or its affiliated organizations, The Virginia Center for Innovative Technologies and/or its affiliated organizations, The University of Birmingham and/or its affiliated organizations, and by each other academic institution, funding body and/or its affiliated organizations that has provided funding for the creation of inventions claimed in material Intellectual Property that is licensed to the Company or that employed, engaged as an independent contractor, or otherwise funded any Key Person at the time any such inventions were created;

(3) In Section 2.9(a)(3) of the Company Disclosure Letter: each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company-Owned Intellectual Property other than nonexclusive licenses to use Company Intellectual Property granted in the ordinary course of business and on terms customary for such agreements in the pharmaceutical industry; and

(4) In Section 2.9(a)(4) of the Company Disclosure Letter: each Contract pursuant to which the Company is, will be or would be required to pay any license fees, royalties, milestone payments, sales commissions or similar payments upon the use of any Company-Owned Intellectual Property.

(b) Except as set forth in Section 2.9(b)(i) of the Company Disclosure Letter, the Company exclusively owns all right, title and interest to and in the Company-Owned Intellectual Property (other than Intellectual Property exclusively licensed to the Company, as identified in Section 2.9(a)(ii) of the Company Disclosure Letter) free and clear of any Encumbrances. Without limiting the generality of the foregoing, and except as set forth in Section 2.9(b)(i) of the Company Disclosure Letter, each Person who is or was an independent contractor of the Company that has participated in the development of any Company-Owned Intellectual Property has irrevocably assigned all right, title, and interest in and to such Company-Owned Intellectual Property to the Company, and the Company has used commercially reasonable efforts to employ measures and precautions necessary to maintain the confidentiality and secrecy of and otherwise protect and enforce its rights in all Company-Owned Intellectual Property. Except as expressly stated in Section 2.9(b)(ii) of the Company Disclosure Letter, with respect to any Company-Owned Intellectual Property of which the Company is a joint owner or co-owner, there are no restrictions (by agreement with any third party joint owner or co-owner of Company-Owned Intellectual Property or otherwise) on the Company’s exercise of the full scope of rights afforded a joint owner or co-owner of that type of Intellectual Property right under the Laws of the jurisdiction in which the Intellectual Property right exists; provided however that the Company makes no representation regarding the rights of the U.S. government under the Bayh-Dole Act, other than that the Company, The University of Virginia and its affiliated organizations, and The Virginia Center for Innovative Technologies and its affiliated organizations have complied with all requirements of the Bayh-Dole Act and the regulations promulgated thereunder with respect to its ownership of any Company Intellectual Property subject to the Bayh-Dole Act.

(c) Except with respect to Company Registered Intellectual Property that the Company intentionally abandoned or as set forth on Section 2.9(c) of the Company Disclosure Schedule, all Company-Owned Intellectual Property that is Registered Intellectual Property is in force or pending, all necessary registration, maintenance and renewal fees currently due and payable in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. To the Knowledge of the Company, there are no facts or circumstances that would render any Company-Owned Intellectual Property invalid or unenforceable.

(d) To the Knowledge of the Company, except as set forth on Section 2.9(d) of the Company Disclosure Schedule, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company-Owned Intellectual Property.

(e) To the Knowledge of the Company, except as set forth on Section 2.9(e) of the Company Disclosure Schedule, neither the Company nor any Company Product is or has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property of any other Person. The Company has not received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation or violation by the Company of any Intellectual Property of another Person. The Company is not aware of any third party Patents that would be infringed by the manufacture, use or sale of any phosphopeptide, glycopeptide or TCR disclosed in Company Intellectual Property as a therapeutic or prophylactic agent for use in human subjects. The Company has not received from any counsel (including but not limited to Fanelli Haag PLLC or counsel to any out-licensor of Company Intellectual Property), any freedom to operate opinion, notice of inability to render a freedom to operate opinion, or other results of a freedom to operate investigation of such counsel concerning any third party Intellectual Property that would in any way interfere with, impact, prevent, be infringed by, or otherwise affect the manufacture, use or sale of any Company Product as a therapeutic or prophylactic agent for use in human subjects.

(f) Except as set forth on Section 2.9(f) of the Company Disclosure Schedule, no Company-Owned Intellectual Property or Company Product is subject to any Action or outstanding decree, Order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or that may affect the validity, use or enforceability of such Company-Owned Intellectual Property.

(g) Except as set forth on Section 2.9(g) of the Company Disclosure Schedule, the Company owns or otherwise possesses legally enforceable rights to all Company Intellectual Property, including any Company Software. The Company Intellectual Property collectively constitutes all material Intellectual Property needed to conduct the business of the Company as currently conducted. Company has the valid right to use all Company Intellectual Property as currently used in connection with the business of the Company, and to transfer all such rights by operation of law to Purchaser as contemplated herein.

(h) To the Knowledge of the Company, except as set forth on Section 2.9(h) of the Company Disclosure Schedule, the Company has (a) complied in all material respects with its published privacy policies and internal privacy policies and guidelines, related contractual obligations with third parties and all applicable Laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of contractors, and third parties who have provided information to the Company), and (b) taken commercially reasonable measures to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the Knowledge of the Company, there has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information concerning the Company by the Company or any of its contractors. No Person (including any Governmental Authority) has made any claim or commenced any Action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such personally identifiable information by the Company or any Key Person, and, to the Knowledge of the Company, no other Person (including any Governmental Authority) has made any claim or commenced any Action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such personally identifiable information by any of its contractors concerning the Company, and, to the Knowledge of the Company, there is no reasonable basis for any such claim or Action. To the Knowledge of the Company, the Company has at all times made all required disclosures to, and obtained any necessary consents from, users, customers, contractors and other applicable Persons required by Laws related to privacy and data security and has filed any required registrations with the applicable data protection authority.

(i) The Company’s License and Collaboration Agreement with Pure MHC, LLC, executed on October 8, 2014, is limited to the three (3) Phosphopeptide Tumor Antigens agreed to in writing by the parties as confirmed in the letter effective as of November 13, 2015, and TCRm Products developed therefrom, and no other rights to the Company’s Intellectual Property are otherwise conveyed by such agreement. Pursuant to the aforementioned License and Collaboration Agreement with Pure MHC, LLC, the Company and Pure MHC, LLC, shall co-own any and all TCRm Products developed by the Company or Pure MHC, LLC. To the Knowledge of the Company, the Board of Regents of the University of Oklahoma has exclusively licensed its rights in all patents and patent applications related by chain of priority to International Application Nos. PCT/US2013/042908 and PCT/US2013/075073 to Pure Protein, LLC, a Delaware limited liability company.

(j) The Company is in actual possession of and has exclusive control over a complete and correct copy of the source code for all proprietary components of the Company Software. The Company has complied with all notice, attribution and other requirements of each license applicable to the Company Software, and has not used the Company Software in a manner that does, will or would reasonably be expected to, require the Company to disclose or assign modifications or derivative works based on such Company Software. To the Knowledge of the Company, none of the Company Software contains any material bug, defect or error. The Company maintains commercially reasonable back-up and data recovery systems with respect to information stored, used and generated on the Company Software, tests such systems on a regular basis, and such systems have proven effective in all material respects.

Section 2.10 Taxes.

(a) “Tax” or “Taxes” means all taxes, charges, fees, levies, penalties, additions or other assessments in the nature of taxes imposed by any foreign, federal, state or local taxing authority, including, but not limited to, income, excise, property, sales, use, transfer, franchise, payroll, withholding, value added, social security, customs, unclaimed property, escheat, and including any interest, penalties or additions attributable thereto. “Tax Returns” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes and any schedules attached to or amendments of (including refund claims with respect to) any of the foregoing.

(b) Except as set forth in Section 2.10(b) of the Company Disclosure Letter: (i) all Tax Returns required to be filed by or on behalf of the Company or the UK Subsidiary have been duly filed on a timely basis; (ii) such Tax Returns are true, complete and correct in all material respects; (iii) all Taxes owed by the Company or the UK Subsidiary, whether or not stated as due on such Tax Returns, have been paid in full in accordance with applicable Laws; (iv) Purchaser has been supplied with true and complete copies of each Tax Return of the Company and the UK Subsidiary filed for the last three taxable years, and the Tax Return workpapers (if any) of the Company and the UK Subsidiary and other Tax related information that is formally supplied by the Company to the Purchaser (if any) accurately set forth (to the extent the following information is actually set forth in such materials) the tax basis of the Company’s and the UK Subsidiary’s assets, liabilities, net operating losses and other carry forwards, and other tax attributes; (v) neither the Company nor the UK Subsidiary (A) has ever been audited or received notice of initiation thereof by any governmental taxing authority for which the statute of limitations for assessment of Taxes remains open, (B) has ever extended any applicable statute of limitations regarding Taxes for which the statute of limitations for assessment of Taxes remains open, (C) is currently the beneficiary of any extension of time within which to file any Tax Return, (D) has applied for or has obtained a private letter ruling from the Internal Revenue Service (or comparable rulings from any other Governmental Authority), (E) has executed any power of attorney with respect to any matter relating to Taxes that is currently in force, (F) has entered into a gain recognition agreement within the meaning of Section 367 of the Code, (G) has entered into a closing agreement within the meaning of Section 7121 of the Code or any similar provision of state, local, or foreign law, (H) has agreed to or is required to make any adjustment under Section 481(a) of the Code (but without giving effect to the transactions contemplated by this Agreement), (I) has ever made any payments, is obligated to make any payments, or is a party to any agreement or arrangement that under certain circumstances could obligate it to make any payments that may not be deductible under Section 280G, 404 or 162(m) of the Code or has outstanding any capital stock that is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for which no election under Section 83(b) of the Code was made, (J) is a party to any allocation, indemnity, sharing or similar agreement with respect to Taxes (except for agreements entered into in the ordinary course of business and not principally concerning Taxes), (K) has ever participated in the filing of any consolidated, combined or unitary Tax Return other than with respect to a consolidated, combined or unitary group of which the Company is the common parent, or has any liability for the Taxes of any Person (other than Taxes of the Company and the UK Subsidiary) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, (L) has received notice of any claim by any authority in any jurisdiction where it does not file Tax Returns that it is or may be subject to any Taxes or future taxation in such jurisdiction, (M) has a permanent establishment or otherwise has become subject to tax in a jurisdiction other than the country of its formation or (N) is a party to any joint venture, partnership or other arrangement or contract that could properly be treated as a partnership for U.S. federal income tax purposes; (vi) all Taxes which the Company or the UK Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and timely paid to the proper governmental entity or third party; (vii) the Company has not been, at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code; and (viii) there has never been an ownership change (within the meaning of Section 382 of the Code) with respect to the Company.

(c) Neither the Company nor the UK Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof after the Closing Date as a result of any (i) installment sale or open transaction disposition occurring on or prior to the Closing Date, (ii) cash basis method of accounting or percentage of completion method of accounting, (iii) election under Section 108(i) of the Code with respect to any transaction occurring on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(d) Each “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) of the Company or the UK Subsidiary has at all relevant times complied with applicable document requirements of, and been operated in compliance with, Section 409A.

(e) Neither the Company nor the UK Subsidiary has engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation Section 1.6011-4(b)(2), or otherwise identified as a tax avoidance transaction. No Tax Return filed by the Company or the UK Subsidiary contained or was required to contain a disclosure statement under Sections 6011 or 6662 of the Code (or any predecessor statute) or any similar provision of state, local, or foreign law.

(f) Neither the Company nor the UK Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the transactions contemplated by this Agreement.

(g) At all times since the date of its incorporation, the Company has been a “C corporation” as defined in Section 1361(a)(2) and the UK Subsidiary has been a “corporation” within the meaning of Treasury Regulation Section 301.7701-2(b).

(h) The representations set forth in this Section 2.10 are the only representations in this Agreement with respect to Taxes and any claim for breach of representation with respect to Taxes will be based on the representations made in this Section 2.10, and, further, none of the representations set forth in this Section 2.10 shall be interpreted as providing any representation, warranty or other assurance regarding the existence, amount, value or condition of any Tax assets or Tax attributes of the Company or the UK Subsidiary (including, but not limited to, any Tax loss carryforward, the Tax basis of any asset or any Tax method of accounting) or the ability of Purchaser or any of its Affiliates (including, on or after the Closing Date, the Company or the UK Subsidiary) to utilize such Tax assets or Tax attributes on or after the Closing Date.

Section 2.11 Employee Plans and Service Arrangements.

(a) Section 2.11(a) of the Company Disclosure Letter lists and describes all Service Arrangements. The Company has Made Available to Purchaser true, correct and complete copies of all Service Arrangements, in each case, as amended, together with all related documentation.

(b) Except as set forth on Schedule 2.11(b) of the Company Disclosure Letter, the Company does not have, nor has it ever had, any Employee Plans.

(c) Except as set forth in Section 2.11(c) of the Company Disclosure Letter, neither the execution of this Agreement and the other agreements contemplated hereby nor the consummation of the Transactions (either together with or upon the occurrence of any additional or subsequent events) will constitute an event under any Service Arrangement or other Contract of the Company that will or may reasonably be expected to result in any payment (including severance or termination pay) or any acceleration, vesting, increase, funding (including the segregation of assets to fund) or provision of benefits thereunder, in each case, to any current or former director, employee or consultant of the Company excluding in each case such severance or termination pay or other benefit that is required to be provided under applicable Laws.

Section 2.12 Labor and Employment Matters.

(a) Except as disclosed in Section 2.12(a) of the Company Disclosure Letter, all amounts due and owing or accrued due but not yet owing for all salary, wages, fees, bonuses, incentives, commissions, premiums, overtime pay, deferred compensation, profit sharing, vacation pay or other paid time off, variable remuneration, employee benefits, termination and severance pay have been paid by the Company.

(b) The Company has complied and is in compliance with all terms and conditions of employment and all applicable Laws relating to employment and labor matters, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and state fair employment practices laws, there are no outstanding Actions pending or, to the Knowledge of the Company, threatened, with respect thereto, and there is no reasonable basis for such Actions.

(c) Except as set forth in Section 2.12(c) of the Company Disclosure Letter, there are no, and at the Closing there will not be any, incentive or exit bonus awards or payments, change of control payments, success fees or any other amounts owing to the Company’s directors, employees, officers and consultants by way of compensation for services performed or to be performed for the Company prior to the Closing (including any such amounts that are payable contingent upon the Closing). Except as set forth in Section 2.12(c) of the Company Disclosure Letter, there are no outstanding loans to any current or former officer, director, employee and independent contractor/consultant of the Company (for greater certainty, travel advances are not considered loans for the purposes of this subsection).

(d) The Company has Made Available a correct and complete list of all current officers, directors, employees and independent contractors/consultants who are natural persons or who provide services to the Company, whether actively at work or not, with their salary, bonus arrangements, other remunerations and benefits, if any.

(e) No officer, director, employee, independent contractor/consultant or agent of the Company has any agreement triggered by a change of control of the Company.

(f) No consultant or independent contractor that is, or previously has been, engaged by the Company is required to be qualified as an employee of the Company under applicable Laws. The Company has no employees and has never had any employees.

Section 2.13 Related Party Transactions. Except as set forth on Schedule 2.13 of the Company Disclosure Letter, no officer, director, independent contractor, Securityholder or holder of Indebtedness of the Company (nor any immediate family member of any of such Persons or any trust, partnership or company in which any of such Persons has or has had an interest) (each a “Related Party”) has or has had, directly or indirectly, (a) any interest in any third party that purchases from or sells or furnishes to the Company any goods or services, or (b)

any interest in any Contract to which the Company is a party, except in each case that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly-traded company shall not be deemed to be an “interest in any third party” for purposes of this Section 2.13.

Section 2.14 Company Authorizations. Each material Permit (a) pursuant to which the Company currently operates or holds any interest in any of its Assets and Properties, or (b) that is required for the operation of the Company’s business as presently conducted or the holding of any such interest (collectively, the “Company Authorizations”) has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to lawfully operate or conduct its business or hold any interest in its Assets and Properties in all material respects.

Section 2.15 Banks and Brokerage Accounts. Section 2.15 of the Company Disclosure Letter sets forth (a) a true and complete list of the names and locations of all banks and other financial institutions at which the Company has an account or a safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

Section 2.16 Insurance. Section 2.16 of the Company Disclosure Letter sets forth a true, correct and complete list of all policies of insurance and indemnity bonds issued at the request or for the benefit of the Company, including, without limitation, a summary description of the type of policy, insurer, form of coverage, coverage dates, annual premium (or, if known, renewal premium), named insured and limit of coverage. Each such policy shall be a Company Material Contract for purposes of this Agreement. True and complete copies of each listed policy have been Made Available to Purchaser. There is no claim pending under any of such policies or bonds, and the Company has never made any claim under any of such policies or bonds. The Company is in material compliance with the terms of such policies and bonds. To the Knowledge of the Company, there is no threatened termination of, or material premium increase with respect to, any of such policies or bonds, and, to the Knowledge of the Company, there is no reasonable basis for such threatened termination or increase.

Section 2.17 Compliance with Laws.

(a) The Company has complied in all material respects with, is not in material violation of, and has not received, nor to the Knowledge of the Company is there any reasonable basis for, any written notices of material violation with respect to, any Laws or Permits with respect to the conduct of its business, or the ownership or operation of its business, including any consumer protection, equal opportunity, customs, export control, foreign trade, or foreign corrupt practices Law (including the Foreign Corrupt Practices Act of 1977, as amended).

(b) Neither the Company nor any employee, agent or Affiliate of the Company (in their capacity as such as purporting to act in such capacity or on behalf of or in connection with the business or affairs of the Company) has, directly or indirectly (i) used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act or similar Law, (iii) made any payment in the nature of criminal bribery, or (iv) made any payment of funds to any Person or received or retained any funds in violation of any applicable Law.

(c) The Company is in compliance in all material respects with all applicable Laws administered or enforced by the United States Food and Drug Administration (“FDA”) or any other Governmental Authority that regulates the development of biopharmaceutical products in any jurisdiction. There are no pending or, to the Knowledge of the Company, threatened, Actions against the Company or, with respect to its product candidates, including, without limitation, compounds currently under research and/or development by the Company, subject to the jurisdiction of the FDA or any equivalent Governmental Authority in any legal jurisdiction other than the United States, under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) or any equivalent laws or regulations in any legal jurisdiction other than the United States (each such product, a “Life Science Product”), and to the Knowledge of the Company, any Person that manufactures or develops such Life Sciences Products pursuant to a development, manufacturing, supply or other collaboration arrangement with the Company, by the FDA or any other Governmental Authority that regulates the development of biopharmaceutical products in any jurisdiction. The Company has not made any untrue statement of a material fact or fraudulent statement to the FDA or Governmental Authority or failed to disclose a material fact required to be disclosed to the FDA or Governmental Authority and, to the Knowledge of the Company, no other Person acting on behalf of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or Governmental Authority or failed to disclose a material fact required to be disclosed to the FDA or Governmental Authority relating to any of the Company’s Life Science Products.

(d) To the Knowledge of the Company, all non-clinical studies in animals conducted by or for the benefit of the Company have been, and are being, conducted in material compliance with all applicable Law, including without limitation the applicable requirements of “Good Laboratory Practice” as promulgated by the FDA under and in accordance with Title 21, Part 58 of the U.S. Code of Federal Regulations, and the applicable guidelines and standards published by the FDA that relate thereto, and the applicable principles of Good Laboratory Practice as promulgated by the European Commission under European Directives 2004/9/EC and 2004/10/EC. The Company, directly or indirectly, has obtained all consents necessary or reasonably appropriate for the collection, storage and use of all human biological material incorporated or used in the Life Science Products in connection with the conduct of the business of the Company as currently being conducted.

(e) Neither the Company nor, to the Knowledge of the Company, any officer, employee or independent contractor/agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (i) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other Governmental Authority, or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any Governmental Authority.

(f) The Company has made available to each Buyer copies of all communications in its possession between the Company and the FDA or any other applicable

Governmental Authority that pertain to the Company’s ability to lawfully manufacture, market or distribute the Company’s Life Science Products, or assessing compliance of the Company’s operations with respect to the Company’s Life Science Products with the FDCA and its implementing regulations or other applicable Laws, including true and correct copies of (i) all warning letters, untitled letters, notices of adverse findings and similar written correspondence received by the Company, (ii) all inspection reports and lists of observations, including Establishment Inspection Reports and Form FDA 483s, relating to inspections for compliance with the FDCA, (iii) all Medical Device Reports (if applicable), (iv) all MedWatch forms received by the Company and (v) any similar reports issued by a foreign Governmental Authority.

Section 2.18 Minute Books. As of the date hereof, true copies of the minute books of the Company and the UK Subsidiary have been Made Available to Purchaser and such copies contain complete and accurate summaries of all meetings of directors and shareholders or actions by written consent of the Company’s and the UK Subsidiary’s directors or shareholders, respectively, since inception, and the share registers and share ledgers of the Company and the UK Subsidiary since their time of incorporation and reflect all transactions referred to in such minutes, registers and ledgers accurately in all material respects.

Section 2.19 Material Contracts. Section 2.19 of the Company Disclosure Letter sets forth a true and complete list of each Contract of the Company that is currently in effect and that is included within any of the following categories:

(a) any Contract for the purchase of materials, supplies or equipment that involves the payment by the Company of more than $50,000 over the life of the Contract;

(b) any collaboration, research or development commitment, services or license Contract or other arrangement that involves the license or exchange, or potential license or exchange, of any Company-Owned Intellectual Property, and Intellectual Property required to be disclosed on Section 2.9(a)(2) of the Company Disclosure Letter, or any other Intellectual Property material to the Company or its Subsidiaries with any Person;

(c) any hedging, futures, options or other derivative Contract;

(d) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to the Liabilities of any other Person;

(e) any Contract for any capital expenditure in excess of $50,000 individually following the Closing;

(f) any Contract with any (i) Related Party or (ii) Person with whom the Company does not deal at arms’ length;

(g) any Contract between the Company and any holder of Company Securities or Indebtedness or any Contract that otherwise relates to Company Securities or securities of the UK Subsidiary;

(h) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise, except for the sale of products or services in the ordinary course of business;

(i) any Contract with any Governmental Authority;

(j) any Contract which extends for a term of more than one year after the Closing (including all such Contracts, the term of which may be automatically renewed);

(k) any Contract relating to any Indebtedness or the guarantee thereof; and

(l) any Contract which contains any exclusivity, non-competition, non-solicitation or no-hire provisions that restrict the Company.

Each Contract disclosed in (or required to be disclosed pursuant to) Section 2.4(b) (Noncontravention), Section 2.8 (Restrictions on Business Activities), Section 2.9 (Intellectual Property), Section 2.16 (Insurance), this Section 2.19 or Section 2.20 (Property) of the Company Disclosure Letter is referred to herein as a “Company Material Contract”. A true and complete copy of each Company Material Contract has been Made Available to Purchaser. All Company Material Contracts are in executed written form, and the Company and, to the Knowledge of the Company, any other party thereto, has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and neither the Company nor, to the Knowledge of the Company, any other party thereto, is in default of any material provision in respect of, any Company Material Contract. Each of the Company Material Contracts is a valid and binding agreement of the Company and, to the Knowledge of the Company, the other parties thereto, subject to the effect, if any, of applicable bankruptcy and other similar Laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies. No payment will be required to be made by the Company to, or consent obtained by the Company from, any other party pursuant to the express terms of a Material Contract as a result of the Transactions. The Company has complied with all material notice requirements in each Material Contract. Except as set forth in Section 2.19 of the Company Disclosure Schedule, immediately following the Closing Date, the Surviving Company will be able to maintain the Company’s rights under the Company Material Contracts without the payment of any additional amounts of consideration (other than ongoing fees, royalties or payments that the Company would otherwise be required to pay in accordance with the terms of such Company Material Contracts had the Transactions not occurred).

Section 2.20 Property.

(a) The Company does not own and is not the lessor or lessee (or sublessor or sublessee) of any real property, and the Company is not a party or subject to any Contract to purchase or be the lessor or lessee of any real property or any interest in any real property.

(b) The Company has good and marketable title to all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, and such properties and assets have been maintained in accordance with the ordinary course of business save for normal wear and tear, except in each case (i) as reflected in the books and records of the Company described in Section 2.5(a) (Financial Statements), (ii)

Encumbrances for Taxes not yet due and payable, and (iii) such imperfections of title and Encumbrances that do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby.

(c) The tangible Assets and Properties owned, leased or licensed by the Company are in good condition and repair in all material respects (subject to normal wear and tear). The Assets and Properties of the Company constitute all of the material properties necessary for or currently used in the conduct the business of the Company.

Section 2.21 Brokers and Finders. Except as detailed on Section 2.21 of the Company Disclosure Letter, no Person has acted as a broker, finder or financial advisor for the Company or its Affiliates in connection with the negotiations relating to the Transactions, so that such Person would be entitled to any fee or commission or similar payment in respect thereof from the Company, Purchaser or any of their respective Affiliates based in any way on any agreement, arrangement or understanding made by or on behalf of the Company or its Affiliates.

Section 2.22 Environmental Matters. The ownership and use of the Company’s premises and assets, the occupancy and operation thereof, and the conduct of the Company’s operations and business, are in compliance in all material respects with all applicable Laws relating to pollution, environmental protection, hazardous substances and related matters. The Company has not received any written notice from any Governmental Authority or any other Person of any alleged violation or noncompliance. There is no material liability attaching to the Company premises or assets or the ownership or operation thereof as a result of any hazardous substance that may have been discharged on or released from such premises, or disposed of on-site or off-site, or any other circumstance occurring prior to the Closing or existing as of the Closing. For purposes of this Section, “hazardous substance” shall mean oil or any other substance which is included within the definition of a “hazardous substance”, “pollutant”, “toxic substance”, “toxic waste”, “hazardous waste”, “contaminant” or other words of similar import in any applicable foreign, federal, state or local environmental law, statute, ordinance, rule or regulation.

Section 2.23 Absence of Material Undisclosed Liabilities. Except for (a) liabilities reflected in the books and records of the Company described in Section 2.5(a) (Financial Statements), and (b) obligations of future performance under Contracts set forth on the Company Disclosure Letter and under other Contracts entered into in the ordinary course in accordance with this Agreement which are not required to be listed on the Company Disclosure Letter hereto, as of the Closing Date, the Company does not have any material Liabilities or obligations, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

Section 2.24 Bad Actor. No officer or director of the Company is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

Section 2.25 Representations. To the Knowledge of the Company, no representation or warranty of the Company in this Agreement, nor any statement, certificate or other document furnished or to be furnished by the Company to Purchaser pursuant hereto, nor the schedules hereto, contains or, on the Closing Date, will contain any untrue statement of a material fact, or omits to state or, on the Closing Date, will omit to state, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 2A

REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDERS

Each Securityholder severally, but not jointly, represents and warrants to the Purchaser as set forth below in this Article 2A solely with respect to such Securityholder and not with respect to any other Securityholder.

Section 2A.1 Organization and Power. If not a natural person, the Securityholder (a) is duly formed or organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization, and (b) has (or its trustee or trustees have) the full power and authority to execute and deliver and to carry out the terms of this Agreement and the other agreements, documents and instruments of the Securityholder contemplated by the Transactions.

Section 2A.2 Authorization; Enforceability. If the Securityholder is not a natural person, the Securityholder has taken all required action on its part (including all requisite corporate or comparable organizational action) necessary to permit it to execute and deliver and to carry out the terms of this Agreement and the other agreements, documents and instruments of the Securityholder contemplated by the Transactions, and no other proceedings or actions on the part of the Securityholder are necessary to authorize the execution and delivery and to carry out the terms of this Agreement and the other agreements, documents and instruments of the Securityholder contemplated by the Transactions. This Agreement and the other agreements, instruments and documents contemplated hereby to be executed by the Securityholder have been duly executed and delivered by the Securityholder and, assuming due authorization, execution and delivery by the other parties hereto and thereto, represent the legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereafter in effect relating to the rights of creditors generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. No further authorizing action on the part of the Securityholder is or will be required in connection with the consummation of the Transactions.

Section 2A.3 Noncontravention.

(1) The execution and delivery by the Securityholder of this Agreement do not, and the performance by the Securityholder of its obligations under this Agreement and the consummation of the Transactions by the Securityholder will not, (1) if the Securityholder is not a natural person, conflict with, or result in or constitute any violation of (with or without notice, lapse of time, or both), any provision of any articles of association or incorporation, by-laws, partnership agreement, shareholders agreement, declaration of trust or equivalent constitutional or authorizing documents of the Securityholder or any Law applicable to it, (2)(A) conflict with, (B) result in or constitute any violation of or (with or without notice, lapse of time or both), (C) give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or (D) require consent, approval or waiver from any Person in accordance with the terms of any Contract to which the Securityholder is a party or by which the Securityholder is bound, or (3) result in the creation or imposition of any Encumbrance with respect to the Shares owned beneficially or of record by the Securityholder.

(2) No Permit, Order, declaration, filing or notice, including without limitation, any Permit, Order, declaration or filing with or notice to any Governmental Authority or non-governmental authority or any party to an agreement, contract, instrument, license, permit, authorization, franchise or certification, is required by or with respect to the Securityholder in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions by the Securityholder.

Section 2A.4 Ownership of Company Securities.

(1) As of the date hereof, the Securityholder is the sole registered legal and beneficial owner of the number of Shares set forth on the signature page hereto.

(2) Except pursuant hereto, such Shares as are owned by the Securityholder on the referenced date are not and will not be subject to any Encumbrances, and the Securityholder has not granted any rights to purchase, and has no obligation to transfer, assign or otherwise dispose of, such Shares to any other Person. The Securityholder has the sole right to transfer the full legal and beneficial ownership of such Shares free from all Encumbrances. Except for any outstanding Options, such Shares constitute all of the securities of the Company owned, beneficially or of record, by the Securityholder, and the Securityholder has no other rights to acquire securities of the Company.

Section 2A.5 Absence of Litigation. No Action or Order is pending or, to the knowledge of the Securityholder, threatened against or affecting the Securityholder that would prevent the Securityholder from (a) executing and delivering this Agreement, or (b) performing the Securityholder’s obligations pursuant to, or observing any of the terms and provisions of, this Agreement.

Section 2A.6 U.S. Securities Law Matters.

(1) Investment for Own Account. The Consideration Shares to be acquired by the Securityholder pursuant to this Agreement will be acquired solely for investment for the Securityholder’s own account, not as a nominee or agent, and not with a view to the public or private resale or distribution thereof within the meaning of the Securities Act, and the Securityholder has no present intention of selling, transferring, granting any participation in or otherwise distributing the same.

(2) Accredited Investor; Regulation S. The Securityholder either (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the SEC, as presently in effect or, if indicated on the signature page hereto that such person is not an “accredited investor”, has the investment experience contemplated by Section 2A.6(4) hereof, or (ii) certifies that the Securityholder is not a “U.S. person”

within the meaning of Rule 902 of Regulation S promulgated by the SEC, as presently in effect, that the Securityholder is not located within the United States at the time of the Securityholder’s execution and delivery of this Agreement and that the Securityholder is not acquiring the Consideration Shares for the account or benefit of any such U.S. person. The Securityholder (1) agrees to transfer or resell the Consideration Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Consideration Shares unless in compliance with the Securities Act, (2) agrees that any certificates for any Consideration Shares issued to the Securityholder shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Consideration Shares may not be conducted unless in compliance with the Securities Act, and (3) agrees that Purchaser is required to refuse to register any transfer of any Consideration Shares issued to the Securityholder not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(3) Disclosure of Information. The Securityholder has been afforded reasonable access to all the information that the Securityholder considers necessary or appropriate to make an informed investment decision with respect to the Consideration Shares to be acquired by the Securityholder under this Agreement. The Securityholder further has had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of the issuance of the Consideration Shares under this Agreement and to obtain additional information (to the extent Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Securityholder or to which the Securityholder had access.

(4) Investment Experience. The Securityholder understands that the acquisition of the Consideration Shares involves substantial risk. The Securityholder (i) has experience as a securityholder in securities of companies with businesses similar to Purchaser and acknowledges that the Securityholder is able to fend for himself, can bear the economic risk of the Securityholder’s investment in the Consideration Shares and has such knowledge and experience in financial or business matters that the Securityholder is capable of evaluating the merits and risks of an investment in the Consideration Shares and protecting the Securityholder’s own interests in connection with such investment, and (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Securityholder to be aware of the character, business acumen and financial circumstances of such persons. The Securityholder represents that his, her or its current permanent residence is as set forth on the signature page hereto.

(5) Restricted Securities. The Securityholder understands that the Consideration Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Securityholder represents that the Securityholder is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Securityholder understands that except as otherwise set forth herein Purchaser is under no obligation to register any of the securities sold pursuant to this Agreement.

(6) Disqualification. The Securityholder represents that neither the Securityholder, nor any general partner, director, officer or managing member of the Securityholder with whom the Securityholder shares beneficial ownership of Company Securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

Section 2A.7 Related Party Transactions. If the Securityholder holds more than five (5) percent of the voting Securities of the Company, other than as disclosed in Section 2.19(g) of the Company Disclosure Letter, the Securityholder does not have and has not had, and no Related Party of the Securityholder has or has had, directly or indirectly, (a) any interest in any third party that purchases from or sells or furnishes to the Company any goods or services, or (b) any interest in any Contract to which the Company is a party, except in each case that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly-traded company shall not be deemed to be an “interest in any third party” for purposes of this Section 2A.7.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

Section 3.1 Organization and Power. Purchaser (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and (c) is qualified to do business and is in good standing in every jurisdiction where it conducts business and such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect on Purchaser.

Section 3.2 Authorization; Enforceability. Purchaser has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Transactions by Purchaser have been duly authorized by all requisite corporate or comparable organizational action on the part of it and its shareholders, and no other proceedings or actions are required on the part of Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions by Purchaser. This Agreement and the other agreements, instruments and documents contemplated hereby to be executed by the Purchaser have been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the other parties hereto, represents the legal, valid and binding obligation of the Purchaser, enforceable against such party in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

Section 3.3 Noncontravention.

(a) The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations hereunder and the consummation of the Transactions by Purchaser will not, (i) conflict with, result in or constitute any violation of or default under (with or without notice, lapse of time, or both), the organizational documents of Purchaser, or (ii) result in the creation or imposition of any Encumbrance with respect to, or otherwise have an adverse effect upon, the Consideration Shares or the ability of Purchaser to consummate the Transactions.

(b) No consent, approval, license, Permit, Order or authorization of, registration or filing with or declaration or notification to, any Person is required by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement by Purchaser or the consummation of the Transactions by Purchaser, except for (i) such filings as may be necessary to secure exemption of the issuance of the Consideration Shares under the Securities Act, (ii) any filing required to be made by Purchaser with the U.S. Securities and Exchange Commission (the “SEC”), and (iii) such filings that have been made on or prior to the date hereof.

Section 3.4 Purchaser SEC Reports; Compliance. Purchaser has filed all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, since January 1, 2014 (collectively, the “Purchaser SEC Reports”), and has previously furnished or made available (through EDGAR) to the Securityholders true and complete copies of all Purchaser SEC Reports. None of the Purchaser SEC Reports, including all documents incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date thereof).

Section 3.5 Purchaser Common Stock. The Consideration Shares, when issued to the Persons entitled thereto in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be issued free and clear of all Encumbrances (other than (i) restrictions arising pursuant to applicable United States federal and state securities laws, and (ii) Encumbrances arising pursuant to this Agreement). Assuming the accuracy of the representations of each Securityholder set forth herein, the Consideration Shares will be issued in compliance with all applicable United States federal and state securities laws.

Section 3.6 Absence of Litigation. No Action or Order is pending or, to the actual knowledge of Purchaser, has been threatened against Purchaser, in each case relating to this Agreement or the Transactions or that would reasonably be expected to impair in any material respect the ability of Purchaser to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of the Transactions, and, to the actual knowledge of Purchaser, no facts exists that would form a reasonable basis for any such Action or Order.

Section 3.7 Brokers and Finders. No Person has acted as a broker, finder or financial advisor for Purchaser in connection with the negotiations relating to the Transactions, so that such Person would be entitled to any fee or commission or similar payment in respect thereof from the Securityholders or any of their respective Affiliates based in any way on any agreement, arrangement or understanding made by or on behalf of Purchaser.

Section 3.8 Investigation; No Inducement or Reliance; Independent Assessment.

(a) Purchaser is knowledgeable about the industry in which the Company operates and the Laws applicable to the Company’s business and operations, and is experienced in the acquisition and management of businesses. Purchaser has been afforded reasonable access to the books and records, facilities and personnel of the Company for purposes of conducting a due diligence investigation of the Company. Purchaser has conducted a reasonable due diligence investigation of the Company and has received answers to all inquiries it has made with respect to the Company.

(b) With respect to this Agreement and the Transactions contemplated by this Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company or any Securityholder (or their Affiliates, officers, directors, employees, agents or representatives) that are not expressly set forth in Article 2 or Article 2A, the certificates contemplated to be delivered hereby by the Company, whether or not any such representations, warranties or statements were made in writing or orally.

(c) With respect to this Agreement and the Transactions, except for the representations and warranties expressly set forth in Article 2 or Article 2A, the certificates contemplated to be delivered hereby by the Company, Purchaser acknowledges that none of the Company or any Securityholder (or their Affiliates, officers, directors, employees, agents or representatives) makes, will make or has made any representation or warranty, express or implied, as to the Company’s profitability for Purchaser, or with respect to any forecasts, projections or business plans made available to Purchaser (or its Affiliates, officers, directors, employees, agents or representatives) in connection with Purchaser’s review of the Company. The Purchaser further agrees that, except for the representations and warranties expressly set forth in Article 2 or Article 2A, the certificates contemplated to be delivered hereby by the Company, the assets and the business of the Company are being transferred on a “where is” and, as to condition, “as is” basis, and that no representation or warranty has been made or is being made in this Agreement to the Purchaser as to merchantability, suitability or fitness for a particular purpose, or quality, with respect to any tangible assets or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent (or any other representation or warranty referred to in section 2-312 of the uniform commercial code of any applicable jurisdiction).

ARTICLE 4

ADDITIONAL AGREEMENTS

Section 4.1 Conduct of the Business. The Company and each Subsidiary will comply with the following covenants prior to the Closing, unless otherwise approved in writing by the Purchaser.

(a) The Company and each Subsidiary will:

(1) maintain its legal existence;

(2) use all reasonable efforts to preserve the Business and its business organization intact, retain its licenses, permits, authorizations, franchises and certifications, and preserve the existing contracts and goodwill of its customers, suppliers, vendors, service providers, personnel and others having business relations with it;

(3) conduct its business only in the ordinary course consistent with past practice (or to pay any available cash balance to satisfy prior to the Closing any expenses that would otherwise be Company Expenses); and

(4) use all reasonable efforts to operate in such a manner as to assure that the representations and warranties of the Company set forth in this Agreement will be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

(b) Except as reasonably necessary to comply with its obligations pursuant to Section 4.1(a) or to enforce its rights under this Agreement or defend any claims arising from or related to this Agreement, the Company and each Subsidiary will not:

(1) change its method of management or operations in any material respect;

(2) dispose, acquire or license any assets or properties or make any commitment to do so, other than in the ordinary course of business;

(3) incur any indebtedness for borrowed money, make any loans or advances, assume, guarantee or endorse or otherwise become responsible for the obligation of any other Person, or subject any of its properties or assets to any Encumbrance, in each case other than in the ordinary course of business;

(4) modify, amend, cancel or terminate any Company Material Contract, any other existing agreement, contract or instrument material to the Company, any Subsidiary or the Business, or any Service Arrangement or Employee Plan;

(5) make any change in the compensation, whether pursuant to a Service Arrangement, Employee Plan or otherwise, paid or payable to any officer, director, manager, employee, agent, representative or consultant, or pay or agree to pay any bonus or similar payment (other than bonus payments or other amounts to which the Company or any Subsidiary is committed and which are expressly disclosed in this Agreement);

(6) promote, change the job title of, or otherwise alter in any material respect the responsibilities or duties of, any Key Person;

(7) enter into any contract or agreement (A) with respect to which the Company or any Subsidiary has any liability or obligation involving more than $25,000, contingent or otherwise, (B) which may place any limitation on the method of conducting or scope of the Business, or (C) which would otherwise be considered a Material Contract;

(8) make or cause to be made any dividend, distribution, redemption, repurchase, recapitalization, reclassification, issuance, split, combination or other transaction involving the capital stock or other equity securities of the Company or any Subsidiary, or any option, warrant or right to acquire any such capital stock or equity securities;

(9) make any change in its accounting practices or procedures;

(10) file or make any change to any material Tax election or any Tax Return, except as required by Law;

(11) acquire any business or Person, whether by merger or consolidation, purchase of assets or equity securities or any other manner;

(12) cancel or waive any rights of substantial value, or pay, discharge or settle any claim of substantial value;

(13) make any capital expenditures that, individually or in the aggregate, exceed $25,000;

(14) take any other action which could have a Material Adverse Effect; or

(15) commit to do any of the foregoing referred to in clauses (1) - (14).

Section 4.2 Access. Until the Closing Date, if requested by the Purchaser, the Company and its Subsidiaries will permit the Purchaser and its representatives, during normal business hours and upon reasonable notice, access to (a) the assets, properties, records, books of account, contracts and other documents of the Company and its Subsidiaries and (b) after notice to the Representative, any employees, advisors, consultants, other personnel, customers, service providers, vendors or suppliers of, or others having material business relations with, the Company or any of its Subsidiaries. Until the Closing Date, the Company and its Subsidiaries will, and the Securityholders will cause the Company and its Subsidiaries to, furnish promptly to the Purchaser such additional data and other information as to its affairs, assets, business, properties or prospects as the Purchaser, its financing sources or their representatives may from time to time reasonably request.

Section 4.3 Nonsolicitation. Prior to the Closing, neither the Company nor any Securityholder will, directly or indirectly, nor permit any Subsidiary, Securityholder, affiliate thereof or representative or agent of any of the foregoing to, directly or indirectly, (a) solicit, initiate or encourage any inquiries, discussions or proposals from any other Person relating to a possible acquisition of any part of the business of the Company and/or its Subsidiaries (including by license) or of the capital stock, securities or assets of the Company and/or its Subsidiaries, (b) continue, solicit, encourage or enter into negotiations or discussions relating to any such transaction, (c) furnish to any other Person any Proprietary Information, except as required by Law, or (d) enter into or consummate any agreement or understanding providing for any such transaction. The Company will promptly disclose to the Purchaser all such unsolicited offers or indications of interest, including the identity of any such Person, a written summary of all oral communication and a copy of all written communication with such Person.

Section 4.4 Confidentiality.

(a) For purposes hereof, “Proprietary Information” shall mean any information related to the Company, any Subsidiary of the Company, including the UK Subsidiary, or Purchaser, including any information related to their respective business, organization, financial situation, operations, purchasing and sales activities, intellectual property, information relating to services, operating processes, procedures, regulatory matters, customer lists, technology, designs, specifications, or other proprietary information of the business of the Company, any Subsidiary of the Company, including the UK Subsidiary, or Purchaser or this Agreement.

(b) For a period of five (5) years following the Closing Date, the Securityholders and Representative shall treat any and all Proprietary Information as confidential and not disclose or make it available to any Person unless the disclosing party can demonstrate that it is or has been:

(1) obtained legally and freely from a third party without restriction as to the disclosure of such information;

(2) independently developed by the respective Securityholders or Representative at a prior time when the applicable respective Securityholders or Representative was not an employee, independent contractor, board member or shareholder of the Company and without the benefit of any of the Proprietary Information;

(3) made public as required by applicable mandatory Laws, final, non-appealable court decisions, or stock exchange regulations; or

(4) within the public domain or later becomes part of the public domain as a result of acts by someone other than any Securityholders or Representative.

(c) To the extent obliged to treat Proprietary Information as confidential, each Securityholder and Representative shall use the same degree of care as it uses with regard to its own proprietary information to prevent disclosure, use, or publication of the Proprietary Information.

(d) Notwithstanding the preceding restrictions, each Securityholder and the Representative may disclose Proprietary Information to his, her or its respective confidential professional advisors and as reasonably necessary in connection with any proceedings to enforce any rights or defend any claims arising under or in connection with this Agreement and/or the Transactions (provided that the Representative shall provide Purchaser prompt written notice of such required disclosure in order to enable Purchaser (i) to seek an appropriate protective order or other remedy, or (ii) to consult with the Representative with respect to the Representative taking steps to resist or narrow the scope of such disclosure); provided, however, that all Proprietary Information in the hands of professional advisors shall remain subject to all restrictions set forth in this Section 4.4.

Section 4.5 Preliminary Spreadsheet. Attached hereto as Schedule 4.5, is a spreadsheet (the “Preliminary Spreadsheet”), setting forth as of the Closing the following estimated information relating to the holders of Company Securities and with respect to Indebtedness and Company Expenses:

(a) the names and mailing addresses of all holders of Company Securities and recipients of Closing Consideration and Milestone Consideration;

(b) in the case of Shares, (i) the number of shares of each class or series and held by such Persons and the certificate numbers of the certificates representing the Shares, (ii) the aggregate Closing Consideration Per-Share Amount payable to such Person and the portion of the Closing Consideration Cash Payment and Closing Consideration Shares payable to such Person, (iii) the portion of the Milestone Consideration payable to such Person and the portion thereof payable in immediately available funds and the portion thereof payable in Milestone Consideration Shares (to the extent the Milestone Consideration is not satisfied through immediately available funds), and (iv) the proportional responsibility of such holder of Shares as determined pursuant to Section 9.11 (Several Liability);

(c) in the case of Options, (i) the number of Options held by such Persons, indicating the grant date, exercise price and portion vested as of immediately prior to the Closing, (ii) the aggregate Closing Consideration Per-Share Amount payable to such Person and the portion of the Closing Consideration Cash Payment and Closing Consideration Shares payable to such Person, (iii) the portion of the Milestone Consideration payable to such Person and the portion thereof payable in immediately available funds and the portion thereof payable in Milestone Consideration Shares (to the extent the Milestone Consideration is not satisfied through immediately available funds), and (iv) the proportional responsibility of such holder of Options as determined pursuant to Section 9.11 (Several Liability);

(d) with respect to Indebtedness, the amount to be satisfied at Closing through a reduction to Closing Consideration Cash Payment, as contemplated by the definition thereof; and

(e) with respect to Company Expenses, the amount to be satisfied (i) at Closing through a reduction to Closing Consideration Cash Payment or Closing Consideration Shares, as applicable, and (ii) upon occurrence of a Milestone Event, through a reduction to Milestone Consideration, as contemplated by the definition thereof.

Section 4.6 Tax Matters.

(a) Certain Tax Return Matters. Representative shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company and the UK Subsidiary for taxable periods ending on or before the Closing Date (“Pre-Closing Taxable Periods”) that have not been filed prior to the Closing Date (including, for the avoidance of doubt, the Company’s IRS Form 1120 for the taxable year ending on the Closing Date). Representative shall permit Purchaser to review and comment on each such Tax Return described in the prior sentence at least ten (10) days prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Purchaser. All Tax Returns to be prepared by or for Representative pursuant to this Section 4.6 shall be prepared in a manner consistent with the past practice of the Company and the UK Subsidiary, except as otherwise required by law. The Securityholders shall be responsible (severally and not jointly) for all Taxes of the Company and the UK Subsidiary for all Pre-Closing Taxable Periods including, without limitation, Taxes resulting from any Contest, and shall pay to (or as directed by) the Company any Taxes of the Company or the UK Subsidiary for all Pre-Closing Taxable Periods except to the extent that such Taxes are taken into account in the final determination of Closing Consideration. Such payments shall be made no later than five (5) business days prior to the due date for paying such amount of Taxes to the relevant tax authority. The Purchaser and the Securityholders agree that in no case (including pursuant to any claim under Section 7.2(a) (Indemnification)) shall the Securityholders be liable for any Taxes of the Company or the UK Subsidiary attributable to taxable periods or portions thereof beginning after the Closing Date, which in the case of a Straddle Period shall be determined pursuant to Section 4.6(b) (except in the case of an obligation for Taxes arising from a breach of the representations contained in Sections 2.10(b)(v)(F), (I), (J), or (K), or 2.10(c)). Each party hereto and its Affiliates shall prepare all Tax Returns (whether attributable to a Pre-Closing Taxable Period or otherwise) consistently with the Tax treatment of this Agreement as stated in Section 1.5 (Tax Consequences) and no party nor its Affiliates shall take any action inconsistent with such intent, unless otherwise required by applicable Law.

(b) Straddle Period Allocations. For relevant purposes of this Agreement, the portion of any Tax that relates to the portion of any taxable period beginning on or before the Closing Date and ending after the Closing Date ending on the Closing Date (a “Straddle Period”) and, by implication, the portion of a Straddle Period beginning after the Closing Date, shall be determined as follows: (i) with respect to franchise, property or other ad valorem Taxes, the amount allocable to the portion of the period ending on the Closing Date shall equal the amount of such property Taxes for such entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the portion of such Straddle Period ending on the Closing Date and the denominator of which is the number of days in the Straddle Period; and (ii) with respect to all other Taxes, the amount allocable to the portion of the period ending on the Closing Date shall be determined based on an actual closing of the books used to calculate such Taxes as if such tax period ended as of the close of business on the Closing Date.

(c) Cooperation. The Purchaser, Representative and the Securityholders shall cooperate fully, to the extent reasonably requested by the others, in connection with the filing of Tax Returns pursuant to Sections 4.6(a) or otherwise, and any audit, examination, litigation, or other proceeding with respect to Taxes (each, a “Contest”) and will provide prompt written notice thereof. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Tax Return filing or Contest. All books and records in the possession of the Securityholders, if any, with respect to Tax matters pertinent to the Company or the UK Subsidiary are the property of the Company, and Representative shall deliver all such books and records to the Company prior to the Closing. After the Closing, Purchaser shall make available to Representative such books and records to the extent reasonably necessary for the Securityholders’ filing of Tax Returns pursuant to Section 4.6(a) or for any other reasonable purpose related to the Securityholders’ ownership of the Company prior to the Closing. If requested by the Purchaser, Representative and the Securityholders will take reasonable steps to cooperate with the Purchaser to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon the Purchaser or the UK Subsidiary (including, but not limited to, with respect to the transactions contemplated by this Agreement), at the cost of the Purchaser. Additionally, Purchaser and Representative shall take reasonable steps to cooperate with each other on matters concerning Pre-Closing Tax Periods, or the pre-Closing Date portion of any Straddle Period (including, but not limited to, the amendment of any Tax Return attributable to such Taxable Periods) where such matters may be reasonably expected to produce a Tax liability for the Securityholders hereunder.

(d) Control of Audits. After the Closing Date, except as set forth in the next sentence, Purchaser shall control the conduct, through counsel of its own choosing, of any Contest involving any asserted Tax liability or refund with respect to the Company or the UK Subsidiary. In the case of a Contest after the Closing Date that relates solely to Pre-Closing Tax Periods, Representative shall have the option to elect to control the conduct of such Contest, using counsel reasonably satisfactory to the Purchaser, but the Purchaser shall have the right to participate in such Contest at its own expense, and Representative shall not settle, compromise and/or concede any portion of such Contest that could affect the Tax liability of the Purchaser for any taxable period (or portion thereof) after the Closing Date without the written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed; provided, that if Representative elects not to or fails to assume control of the conduct of any such Contest within 15 days following the receipt by Representative of notice of such Contest, Purchaser shall have the right to assume control of such Contest and shall be entitled to settle, compromise and/or concede any portion of such Contest. In the event of any conflict between the provisions of this Section 4.6(d) and the provisions of Section 7.7 (Third-Party Claims), the provisions of this Section 4.6(d) shall control. In the event of any Contest that could affect the liability of the Securityholders for Taxes under this Agreement and the Representative has not been given the option to elect to control (or has declined to elect to control) such Contest pursuant to this Section 4.6(d), then Purchaser shall use commercially reasonable efforts to diligently defend against such Claim.

(e) Section 338 Elections. No party hereto nor its Affiliates shall make an election under Section 338 of the Code (or any similar provision of state, local, or foreign law) without the written consent of the Purchaser or the Representative, as applicable.

(f) Imputed Interest. The parties agree that in the event that any portion of a payment made pursuant to a Milestone Event is required to be treated as imputed interest pursuant to Section 483 of the Code, then the entire amount of such imputed interest shall be considered to be solely a reduction in, and deducted from, the amount otherwise payable in cash (and not the amount payable in Purchaser Common Stock) pursuant to such Milestone Event (to the extent there is sufficient cash paid pursuant to such Milestone Event) for all Tax purposes, to the extent allowable by applicable Law.

(g) Refunds and Credits. Any refunds or credits of Taxes of the Company or the UK Subsidiary, plus any interest received with respect thereto (net of any Taxes imposed on such interest), received from a Governmental Authority with respect to any Pre-Closing Tax Period or pre-Closing Date portion of a Straddle Period shall be for the account of the Securityholders and shall be paid by Purchaser to the Representative within 10 days after Purchaser or its Affiliate receives such refund or after the relevant Tax Return is filed in which a credit is applied against the Purchaser’s or its Affiliates’ liability for Taxes. If any refunds or credits or any related interest previously paid to the Securityholders pursuant to this Section 4.6(g) is required to be repaid to a Governmental Authority or is subsequently disallowed by a Governmental Authority, then the Securityholders shall be required (severally and not jointly) to repay to Purchaser such previously paid amounts.

Section 4.7 Certain Taxes and Fees. The Securityholders (severally and not jointly), on the one hand, and the Purchaser, on the other hand, shall each pay 50% all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the Transactions (“Transfer Taxes”), and each party will, to the extent primarily liable under applicable law, at their own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes; provided, however, that the other party shall cooperate in the preparation and filing of all Tax Returns or other applicable documents for or with respect to such Transfer Taxes, including timely signing and delivering such Tax Returns, documents, and certificates as may be necessary or appropriate to file such Tax Returns or establish an exemption from (or otherwise reduce) Transfer Taxes.

Section 4.8 Release of Claims. Upon and subject to the Closing, each Securityholder undertakes as follows:

(a) Such Securityholder, on behalf of himself, herself, or itself, and his, her or its successors, assigns, heirs, executors, legatees, administrators, beneficiaries, representatives, agents and any Securityholder Affiliates (the “Releasing Parties”), fully, finally and irrevocably releases, acquits and forever discharges the Company, the UK Subsidiary and Purchaser, each of their respective officers (and interim or acting officers), directors, predecessors, Affiliates, successors and assigns, and the beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (collectively, the “Released Parties”), from any and all commitments, actions, charges, complaints, promises, agreements, controversies, debts, claims, counterclaims, suits, causes of action, damages, demands, Liabilities, obligations, costs and expenses of every kind and nature whatsoever, whether arising from any express, implied, oral, or written contract or agreement or otherwise, known or unknown, past, present or future, at law or in equity, contingent or otherwise (collectively, a “Potential Claim”), that such Releasing Parties, or any of them, had, has or may have had at any time in the past until and including the Closing, against the Released Parties, or any of them, for or by reason of any matter, cause or thing whatsoever occurring at any time at or prior to the Closing with respect to the Company (the “Released Matters”), except that the Released Matters do not include, and nothing in this Agreement shall affect or be construed as a waiver or release by Releasing Parties of, any Potential Claim by such Releasing Parties arising from or relating to (1) the current salary or employment benefits earned or accrued by or for the benefit of such Releasing Parties during the payroll period in which the Closing occurs in respect of services performed by such Securityholder as an employee, officer or director of the Company, and (2) any rights that such Releasing Party may have pursuant to the terms hereof, including, without limitation, pursuant to Article 7 (Survival and Indemnification) of this Agreement. As used herein, the term “Securityholder Affiliates” includes such Securityholder’s directors, officers, controlling Persons, employees, counsel, advisors and affiliated investment funds, if any, and, for the avoidance of doubt, shall not include any of such Securityholder’s or Securityholder Affiliates’ portfolio companies or limited partners.

(b) No Transfer of Potential Claims. Such Securityholder represents and warrants to the Released Parties that such Securityholder has made no assignment or transfer of any of the Potential Claims for any Released Matter.

(c) Sufficiency of Consideration. Such Securityholder acknowledges and agrees that the Consideration Shares delivered in respect of Company Securities owned beneficially or of record by such Securityholder and the representations and warranties, covenants and obligations of Purchaser contained herein provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Section 4.8.

(d) Release of Directors and Officers. Other than claims that may be brought against a Securityholder pursuant to the terms of this Agreement or as a result of fraud or willful or criminal misconduct, Purchaser hereby agrees (on behalf of itself and its Affiliates), that it shall not make any claim against any director or officer of the Company, in their capacity as such, arising out of, relating to or in connection with acts or omissions of such person taken or omitted in their capacity as a director or officer of the Company and occurring or alleged to have occurred prior to the Closing (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions), under any applicable Laws. Any such potential claims (whether known at the date of this Agreement or not) are hereby unconditionally and irrevocably waived by Purchaser on behalf of itself and on behalf of its Affiliates. Purchaser agrees that the waiver contained in this Section 4.8 shall be in addition to, and not in lieu of, the existing indemnification obligations of the Company to its officers and directors that may be available pursuant to the Company’s organizational documents and/or applicable Law. Notwithstanding the foregoing, any release by the Purchaser in this Section 4.8 of a director or officer of the Company shall not excuse any breach by the Company or the Securityholders of the representations, warranties and covenants of this Agreement applicable to them that results from any act or omission of any such director or officer of the Company that has been so released, and any such breach will be subject to the provisions of Article 7 of this Agreement.

Section 4.9 Further Assurances. On the terms and subject to the conditions set forth in this Agreement, each of the parties hereto and each Securityholder will use commercially reasonable efforts, and will cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of the actions to be completed at Closing set forth in Article 5 (Closing). Each party hereto and each Securityholder, at the reasonable request of any party hereto, will execute and deliver such documents and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transactions.

Section 4.10 Registration on Form S-3.

(a) Registration Procedures. Purchaser shall, (i) within ninety (90) calendar days following the Closing Date, and again within ninety (90) calendar days following the occurrence of each Milestone Event, file a registration statement on Form S-3 covering the resale of the applicable Consideration Shares (each a “Resale Registration Statement”), and (ii) thereafter use its commercially reasonable efforts to cause such Resale Registration Statement to become effective under the Securities Act as promptly as possible; provided, however, that Purchaser shall not be obligated to effect any such registration if Form S-3 is not available for such offering by the Securityholders. Following each Resale Registration Statement becoming effective, Purchaser shall (X) use commercially reasonable efforts to keep such registration statement effective (1) for a period of up to one (1) year or (2) until such time as all Consideration Shares can be freely sold without volume limitations or any similar restrictions, whichever is later or, if earlier, until the entire distribution contemplated in such registration statement has been completed or the holders of such Consideration Shares have sold all such shares in the public market pursuant to an exemption from registration under the Securities Act, (Y) prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and (Z) furnish to the Securityholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Securityholders may reasonably request in order to facilitate the disposition of such shares of such Consideration Shares. It shall be a condition precedent to the obligations of Purchaser to take any action pursuant to this Section 4.10(a) with respect to such shares of Purchaser Common Stock owned by any Securityholder that such Securityholder shall furnish to Purchaser, within a reasonable period of time prior to the date on which Purchaser is required to file the Resale Registration Statement, such information regarding himself, herself or itself, such shares of Purchaser Common Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration thereof. Purchaser shall pay all expenses incurred in connection with the preparation and filing of such registration statement, including all registration and filing fees and printer, legal and accounting fees related thereto.

(b) Indemnification.

(1) To the extent permitted by law, the Purchaser will indemnify and hold harmless each selling Securityholder, and the partners, members, officers, directors, and stockholders of each such Securityholder; legal counsel and accountants for each such Securityholder; and each Person, if any, who controls such Securityholder within the meaning of the Securities Act or the Exchange Act, against any Registration Statement Damages, and the Purchaser will pay to each such Securityholder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Registration Statement Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.10(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, nor shall the Purchaser be liable for any Registration Statement Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Securityholder, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(2) To the extent permitted by law, each selling Securityholder, individually and solely, will indemnify and hold harmless the Purchaser, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Purchaser within the meaning of the Securities Act, legal counsel and accountants for the Purchaser, any other Securityholder selling securities in such registration statement, and any controlling Person of any Securityholder, against any Registration Statement Damages, in each case only to the extent that such Registration Statement Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Securityholder expressly for use in connection with such registration; and each such selling Securityholder will pay to the Purchaser and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Registration Statement Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.10(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Securityholder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Securityholder by way of indemnity or contribution under Section 4.10(b) and 4.10(d) exceed the proceeds from the offering received by such Securityholder (net of any Registration Statement Selling Expenses paid by such Securityholder), except in the case of fraud, gross negligence or willful misconduct by such Securityholder.

(3) The provisions of Section 7.7 (Third Party Claims) shall apply, mutatis mutandis, with respect to any indemnification or contribution contemplated by this Section 4.10.

(4) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4.10, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Securityholder will be required to contribute any amount in excess of the public offering price of all such Purchaser Common Stock offered and sold by such Securityholder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Securityholder’s liability pursuant to this Section 4.10(d), when combined with the amounts paid or payable by such Securityholder pursuant to Section 4.10(b), exceed the proceeds from the offering received by such Securityholder (net of any Registration Statement Selling Expenses paid by such Securityholder), except in the case of willful misconduct or fraud by such Securityholder.

Section 4.11 Additional Purchaser Common Stock Matters. Subject to Purchaser’s compliance with Section 4.10 (Registration on Form S-3) above, Shares of Purchaser Common Stock issued to a Securityholder hereunder may not be sold, assigned, transferred or disposed of by such Securityholder prior to the effective date of the Resale Registration Statement without Purchaser’s prior written consent, except by operation of applicable Law and except also, should Purchaser not have caused a Resale Registration Statement to have become effective as contemplated by Section 4.10(a), to the extent compliant with applicable Law, (a) in the case of a Securityholder that is an entity, for a transfer by such Securityholder to its stockholders, members, partners or other equity holders, (b) for a pledge of such Purchaser Common Stock that creates a mere security interest in the pledged Purchaser Common Stock, or (c) in the case of a Securityholder that is a natural person, for a transfer of such Purchaser Common Stock by such Securityholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, parent (biological or adopted), child (biological or adopted), or any other direct lineal descendant of such Securityholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Securityholder or any such family members.

Section 4.12 Reports Under Exchange Act. With a view to making available to the Securityholders and the other parties hereto the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Securityholder to sell Purchaser Common Stock to the public without registration or after any Resale Registration Statement is no longer effective, the Purchaser shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the Closing; and

(b) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act.

Section 4.13 Noncompetition.

(a) During the Noncompetition Period (as hereinafter defined) each Key Person will not, directly or indirectly, or as a stockholder, partner, member, manager, employee, consultant or other owner or participant in any Person other than the Company, (i) engage in or assist any other Person to engage in any Covered Business (as hereinafter defined) anywhere in the Covered Area (as hereinafter defined), (ii) solicit or endeavor to entice away from the Company, or offer employment or a consulting position to, or otherwise materially interfere with the business relationship of the Company with, any Person who is, or was within the one-year period prior thereto, an employee of or consultant to the Company who was primarily engaged in the Covered Business, or (iii) solicit or endeavor to entice away from the Company, endeavor to reduce the business conducted with the Company by, or otherwise materially interfere with the business relationship of the Company with, any Person with whom the Company has engaged in collaboration, services or licensing business discussions in the 12 months prior to the Closing, or other Person having business relations with, the Company, in each case who was primarily engaged in the Covered Business. Notwithstanding the foregoing, nothing in this Section 4.13 shall prohibit (i) any Key Person from (a) issuing a general solicitation for employment or services or hiring or engaging any of the foregoing Persons who respond to a general solicitation to the public that is not specifically directed to any of the foregoing Persons or (b) being a director, officer or employee of Purchaser or any of its Affiliates following Closing or owning the Consideration Shares or other shares of Purchaser Common Stock and/or making passive investments in up to 5% of the equity interests of any publicly traded company; or (ii) in the case of each of Don Hunt, Victor Engelhard and Mark Cobbold, such Person engaging in academic research activities ancillary to such Person’s status as a professor at a recognized university and for which research activities such Person does not receive separate compensation, whether from such university or a third party, provided that such academic research activities do not result in a license related to the Covered Business for the purpose of development or commercialization of a pharmaceutical product. In addition, nothing in this Section 4.13 shall be construed to restrict the ability of Dean Fanelli or Thomas Haag (or any other lawyer employed by Fanelli Haag PLLC) to provide legal services if such restriction would be impermissible under the rules of professional conduct applicable to such lawyer. For the avoidance of doubt, the provision by any Key Person of consulting services, such as the due diligence review of research programs in the field of the Covered Business within the Covered Area or serving on the scientific advisory board, for the benefit of third parties would require the prior written consent of Purchaser, not to be unreasonably withheld so long as such consulting services would not reasonably be expected to have an adverse impact on the Purchaser or its Affiliates.

(b) For purposes of this Section 4.13, the following terms shall have the following meanings:

“Company” shall mean the Company, the Purchaser and its affiliated companies, whether now existing or existing in the future, and all of their respective successors and assigns.

“Covered Area” means anywhere in the world.

“Covered Business” means the identification and characterization of tumor-specific antigens for use in the discovery or development of cancer immunotherapies including but not limited to vaccines, checkpoint inhibitors and autologous or engineered cell therapies.

“Noncompetition Period” means the period commencing as of the Closing and ending on the two year anniversary of the Closing.

Section 4.14 Remedies for Breach of Restrictive Covenants.

(a) The Securityholders acknowledge that any breach or threatened breach of the provisions of Sections 4.3 (Nonsolicitation), 4.4 (Confidentiality), 4.13 (Noncompetition) or 4.15 (Company Intellectual Property) of this Agreement will cause irreparable injury to the Company for which an adequate monetary remedy may not exist. Accordingly, in the event of any such breach or threatened breach, the Purchaser shall be entitled, in addition to the exercise of other remedies and to seek and (subject to court approval) obtain injunctive and other equitable relief, without necessity of posting a bond, restraining the Securityholder(s) causing such breach or threatened breach, as the case may be, from committing such breach or threatened breach. The right provided under this Section 4.14 shall be in addition to, and not in lieu of, any other rights and remedies available to the Purchaser, including those specified in Article 7 (Survival; Indemnification).

(b) Each Securityholder (1) has carefully read and understands all of the provisions of this Agreement and has had the opportunity for this Agreement to be reviewed by counsel, (2) acknowledges that the duration, geographical scope and subject matter of Sections 4.3 (Nonsolicitation), 4.4 (Confidentiality), 4.13 (Noncompetition) and 4.15 (Company Intellectual Property) (as applicable) of this Agreement are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests, trade secrets and confidential and proprietary information of the business of the Company, (3) acknowledges that the Purchaser would not have closed the Transactions without the benefits contained in this Agreement, (4) will be able to earn a satisfactory livelihood without violating this Agreement, and (5) understands that this Agreement is assignable by the Company and the Purchaser and shall inure to the benefit of their respective successors and permitted assigns.

Section 4.15 Company Intellectual Property. If any Securityholder owns or shall at any time hereafter acquire any rights in any Company Intellectual Property, such Securityholder shall,

and hereby does, transfer all of its rights, title and interest in such Company Intellectual Property to the Company for no additional consideration. Each Securityholder shall execute and deliver such additional documents and instruments and take such other actions as the Purchaser shall reasonably request to give effect to the provisions of this Section 4.15. However, this Section 4.15 shall not apply to University of Virginia Patent Foundation d/b/a UVA Licensing & Ventures Group.

Section 4.16 Waiver of Certain Rights. Each Securityholder hereby irrevocably waives all rights of first refusal or similar rights (other than drag-along rights and obligations) under any Shareholder Agreement.

Section 4.17 Financial Statements. The Securityholders shall use commercially reasonable efforts to assist the Company and the Purchaser, at Purchaser’s expense, in preparing or filing financial statements of the Company with respect thereto in any applicable filings of Purchaser as required by the Securities Act and the Exchange Act, and the rules of the SEC promulgated thereunder.

ARTICLE 5

CLOSING CONDITIONS

Section 5.1 Conditions to Obligations of Purchaser. Unless waived in writing by the Purchaser, the obligation of the Purchaser hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) The representations and warranties of the Company and its Subsidiaries, including the UK Subsidiary, contained in this Agreement are true and accurate in all material respects (except that (i) the representations and warranties contained in Section 2.2 (Capitalization; Subsidiaries) and (ii) each other representation or warranty to the extent already qualified by materiality, Material Adverse Effect or a similar term shall be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of such date;

(b) The Company and its Subsidiaries shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by the Company and its Subsidiaries, including the UK Subsidiary, hereunder on or prior to the Closing Date;

(c) The Purchaser shall have received a certificate of the Company certifying as to the matters in Sections 5.1(a) and (b);

(d) The Purchaser shall have received copies of each of the following: (A) a copy of the resolutions and/or written consents by which all actions on the part of the Company necessary to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby were taken, including, but not limited to, the approval of the holders of the requisite number of Shares outstanding on the date of this Agreement certified by the Secretary or an authorized officer of the Company; (B) an incumbency certificate signed by an officer or officers of the Company certifying the signature and office of each officer executing the Transaction Documents or any other agreement, certificate or other instrument executed pursuant hereto or thereto; (C) a copy of the organizational documents of the Company and each Subsidiary, including the UK Subsidiary, certified by the Secretary or an authorized officer of the Company; and (D) good standing certificates or the applicable equivalent document for the Company and its Subsidiaries, issued as of a date which is no more than seven (7) business days before the Closing Date, by the applicable Governmental Authority;

(e) The Purchaser shall have received payoff letters for each instrument of Indebtedness from the obligees thereunder setting forth the amounts necessary to pay off all Indebtedness under such instrument as of the Closing Date along with the per diem interest amount with respect thereto and otherwise in form and substance reasonably satisfactory to Purchaser, and evidence reasonably satisfactory to Purchaser of the release of all Encumbrances held by such obligees against the property of the Company;

(f) The Purchaser shall have received payoff letters from all payees of Company Expenses setting forth the amounts necessary to pay off all Company Expenses owed thereto, indicating the amount payable at Closing and the amount payable concurrent with a Milestone Event (each a “Company Expense Payoff Letter”);

(g) The Purchaser shall have received an updated Preliminary Spreadsheet, setting forth as of the Closing the information contained therein as of the Closing (the “Final Spreadsheet”);

(h) The Purchaser shall have received a certificate signed by an officer of Company satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that none of the shares of Company Securities are a “United States real property interest” as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder;

(i) The resignations, dated as of the date hereof and effective as of the Closing, from each of the officers and directors of the Company and each Subsidiary, including the UK Subsidiary, shall have been delivered to Purchaser and remain in full force and effect as of the Closing, and shall not have been withdrawn, suspended or conditioned;

(j) Amendment #3 to the License Agreement between the Company and The University of Virginia, duly executed by the parties to such License Agreement and entered into on or about the date hereof (the “UVA Amendment”) shall have been delivered to Purchaser and remain in full force and effect as of the Effective Time, and shall not have been withdrawn, suspended or conditioned;

(k) The consulting agreements (collectively, the “Consulting Agreements”), duly executed by each of Donald Hunt, Mark Cobbold, Jeffrey Shabanowitz and Victor Engelhard on or about the date hereof shall have been delivered to Purchaser and remain in full force and effect as of the Effective Time, and shall not have been withdrawn, suspended or conditioned;

(l) The Company shall have obtained and delivered evidence to Purchaser of an irrevocable “tail” insurance policy (the “Tail Policy”) with respect to directors’ and officers’, fiduciary and employment practices liability for a period of 5 years in form and substance reasonably acceptable to Purchaser, and such shall remain in full force and effect as of the Effective Time, and shall not have been withdrawn, suspended or conditioned;

(m) The Purchaser shall have received evidence of termination of all agreements (if any) regarding voting, transfer or other arrangements related to the Shares that are in effect prior to the Closing (in each case on terms and conditions reasonably satisfactory to Buyer), which termination agreements shall be entered into on or about the date hereof, shall remain in full force and effect as of the Effective Time, and shall not have been withdrawn, suspended or conditioned;

(n) The Purchaser shall have received evidence of the Company having taken all actions necessary to effect the vesting of any unvested portion of the Options as of immediately prior to the Closing, which actions shall have been taken on or about the date hereof, shall remain in full force and effect as of the Closing, and shall not have been withdrawn, suspended or conditioned;

(o) The Purchaser shall have received the items to be delivered pursuant to Section 1.2(b) (Securityholder Deliveries); and

(p) The Purchaser shall have received such other certificates, deeds, bills of sale, endorsements, assignments, affidavits, and other good and sufficient instruments of sale, assignment, conveyance and transfer, as are reasonably requested by Purchaser to effectively convey to Purchaser good and marketable right, title and interest in and to Company and its assets, free and clear of any and all Encumbrances.

Section 5.2 Conditions to Obligations of Company. Unless waived in writing by the Company, the obligation of the Company hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) The representations and warranties of the Purchaser contained in this Agreement are true and accurate in all material respects (except that representations or warranties to the extent already qualified by materiality, Material Adverse Effect or a similar term shall be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of such date;

(b) The Purchaser shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it hereunder on or prior to the Closing Date;

(c) The Company shall have received a certificate of the Purchaser certifying as to the matters in Sections 5.2(a) and (b);

(d) The representations and warranties of the Company and its Subsidiaries, including the UK Subsidiary, contained in this Agreement are true and accurate in all material respects (except that (i) the representations and warranties contained in Section 2.2 (Capitalization; Subsidiaries) and (ii) each other representation or warranty to the extent already qualified by materiality, Material Adverse Effect or a similar term shall be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of such date;

(e) The Company and its Subsidiaries shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by the Company and its Subsidiaries, including the UK Subsidiary, hereunder on or prior to the Closing Date;

(f) The Company shall have received (A) a copy of the resolutions and/or written consents by which all actions on the part of the Purchaser necessary to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby were taken certified by the Secretary or an authorized officer of the Purchaser; (B) an incumbency certificate signed by an officer or officers of the Purchaser certifying the signature and office of each officer executing the Transaction Documents or any other agreement, certificate or other instrument executed pursuant hereto or thereto; (C) a copy of the organizational documents of the Purchaser, certified by the Secretary or an authorized officer of the Purchaser; and (D) good standing certificates or the applicable equivalent document for the Purchaser, issued as of a date which is no more than seven (7) business days before the Closing Date, by the applicable Governmental Authority;

(g) The Company shall have received evidence that the Purchaser shall pay in cash by wire transfer the Closing Consideration Cash Payment and cause the issuance of the Closing Consideration Shares at Closing; and

(h) the Purchaser shall: (A) pay in cash by wire transfer all of the Company Expenses payable in cash at Closing, as set forth in the Final Spreadsheet (and as confirmed in each applicable Company Expense Payoff Letter) and (B) cause the issuance of that portion of the Closing Consideration Shares allocated as Company Expenses in the Final Spreadsheet (and as confirmed in each applicable Company Expense Payoff Letter) at Closing.

ARTICLE 6

AMENDMENT AND WAIVER

Section 6.1 Amendment. Purchaser, the Company and the Representative (on behalf of all of the Securityholders and Financial West Investment Group) may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Purchaser, the Company and the Representative on behalf of all of the Securityholders and Financial West Investment Group. The Securityholders and Financial West Investment Group hereby empower and authorize the Representative prior to or after the Closing to execute and deliver such instrument on their behalf. This Agreement shall not be amended without an instrument in writing.

Section 6.2 Extension; Waiver. Any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. In addition, the Representative (on behalf of all of the Securityholders) and Purchaser may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to Purchaser (in the case of a waiver by Purchaser) or made to the Securityholders (in the case of a waiver by the Representative) herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of Purchaser (in the case of a waiver by Purchaser) or made to the Securityholders (in the case of a waiver by the Representative). Any agreement on the part of a party hereto or the Representative, as applicable, to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

ARTICLE 7

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement, in any certificate delivered pursuant to this Agreement shall survive the Closing and any investigation or finding made by or on behalf of the Purchaser, the Securityholders or the Company. No action for a breach of the representations and warranties contained herein shall be brought more than eighteen (18) months following the Closing Date, except for (a) claims asserted with reasonable specificity and in writing by notice from the applicable non-breaching party to the breaching party prior to the expiration date of the applicable survival period; (b) claims arising out of any of the Fundamental Representations, which will survive and may be brought for a period of seven (7) years following the Closing Date; and (c) claims arising out of the representations and warranties set forth in Section 2.10 (Taxes), which will survive and may be brought until thirty (30) days after the expiration of the statute of limitations period (including all extensions thereof) applicable to the underlying subject matter being represented. Except as otherwise expressly provided in this Agreement, each covenant hereunder will survive the Closing indefinitely or in accordance with its terms. Notwithstanding anything to the contrary, any claims asserted with reasonable specificity and in writing by notice from the applicable non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant survival period and such claims shall survive until finally resolved.

Section 7.2 Indemnification.

(a) Subject to this Article 7, each Securityholder (each, an “Indemnitor” and, collectively, the “Indemnitors”) will severally and not jointly indemnify and hold harmless the Purchaser from and against any claims, liabilities, obligations, costs, Taxes, damages, losses and expenses (including reasonable attorneys’ fees and costs of investigation) of any nature (collectively, “Losses”), to the extent incurred or suffered by the Purchaser arising out of, related to or resulting from (1) through (9) below. It is specifically agreed that, subsequent to the Closing, the Indemnitors’ liability in relation to the Transactions is exclusively governed by this Agreement and that no remedy whatsoever under any other statute, law or legal principle, shall be available to the Purchaser against any Indemnitor except as expressly provided herein. The Purchaser shall, as its sole and exclusive remedy against any Indemnitor subsequent to the Closing (in addition to the remedies provided for in Section 4.14 (Remedies for Breach of Restrictive Covenants)), be entitled to claim compensation, as set out in this Article 7, for Losses to the extent incurred or suffered by Purchaser arising out of any of the items listed below. For all purposes of this Article 7, the “Purchaser” shall include the Purchaser and each of its subsidiaries and Affiliates.

(1) any failure of any representation, warranty or certification made by the Company, any Subsidiary of the Company, including the UK Subsidiary, or the Representative in this Agreement or any certificate required to be delivered to Purchaser by the Company, any Subsidiary of the Company, including the UK Subsidiary, or the Representative in accordance with this Agreement to be true and correct in all respects on the date hereof and as of the Closing (other than representations and warranties which speak as of a specific date, in which case any determination of inaccuracy shall be made as of such date);

(2) any breach of or default by the Company, any Subsidiary of the Company, including the UK Subsidiary, or the Representative of any of its or their covenants or agreements under this Agreement;

(3) the failure of any portion of the Indebtedness or the Company Expenses to be paid at or prior to the Closing, other than as explicitly provided for in the applicable Company Expense Payoff Letter, or the failure of any Company Expense to be satisfied other than by a reduction in amounts payable hereunder to the Securityholders;

(4) any Encumbrance on any property or assets of the Company or any Subsidiary of the Company, including the UK Subsidiary, after the Closing as a result of matters existing or relating to any period prior to the Closing, other than Permitted Encumbrances;

(5) any Third Party Claim with regard to which any litigation, suit, administrative hearing or proceeding, arbitration, or governmental investigation is commenced against the Company within seven (7) years following the Closing Date, to the extent such Third Party Claim concerns the affairs prior to the Closing of the Securityholders, the Company or any Subsidiary of the Company, including the UK Subsidiary, including any matter disclosed on any schedule hereto;

(6) any claim by an equityholder or former equityholder of the Company or any Subsidiary of the Company, including the UK Subsidiary, or any other person or entity, seeking to assert, or based upon (A) ownership or rights to ownership of any equity of the Company or any Subsidiary of the Company, including the UK Subsidiary; (B) any rights of an equityholder (other than the right to receive such person’s portion of the Purchase Price pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; or (C) any rights under the governance instruments of the Company or any Subsidiary of the Company, including the UK Subsidiary;

(7) any inaccuracy or omission in the Final Spreadsheet, including any amounts set forth therein that are paid to a Person in excess of the amounts such Person is entitled to receive pursuant to this Agreement or any amounts a Person was entitled to receive pursuant to this Agreement that were omitted from the Final Spreadsheet; and

(8) fraud, intentional misrepresentation, bad faith or intentional misconduct by the Company, its Subsidiaries or any of their respective directors or officers occurring at or prior to the Closing.

(b) Subject to this Article 7, each Indemnitor solely and individually will indemnify and hold harmless the Purchaser from and against all Losses to the extent incurred or suffered by the Purchaser arising out of, related to or resulting from (1) any failure of any representation or warranty made by such Indemnitor contained in Article 2A to be true and correct as of the date hereof; (2) any breach of or default in connection with any of the covenants or agreements made by such Indemnitor in his, her or its individual capacity in this Agreement, or any certificate required to be delivered by such Indemnitor to Purchaser in accordance with this Agreement; or (3) fraud, intentional misrepresentation, bad faith or intentional misconduct by such Indemnitor.

(c) Subject to this Article 7, Purchaser will indemnify and hold harmless the Securityholders from and against any and all Losses to the extent incurred or suffer by Securityholders arising out of, related to or resulting from (1) through (3) below. It is specifically agreed that, subsequent to the Closing, the Purchaser’s liability in relation to the Transactions is exclusively governed by this Agreement and that no remedy whatsoever under any other statute, law or legal principle, shall be available to the Securityholders, except as expressly provided herein. Each Securityholder shall, as its sole and exclusive remedy against the Purchaser subsequent to the Closing, be entitled to claim compensation, as set out in this Article 7, for Losses incurred or suffered by such Securityholder to the extent arising out of, related to or resulting from any of the items listed below. No Securityholder may initiate a claim for indemnification under this Agreement without the prior written approval of the Representative.

(1) any failure of any representation, warranty or certification made by Purchaser in this Agreement or any certificate required to be delivered to the Securityholders and/or the Company (prior to the Closing) by the Purchaser in accordance with this Agreement to be true and correct on the date hereof and as of the Closing (other than representations and warranties which speak as of a specific date, in which case any determination of inaccuracy shall be made as of such date);

(2) any breach of or default by the Purchaser of any of its covenants or agreements under this Agreement; and

(3) fraud, intentional misrepresentation, bad faith or intentional misconduct by the Purchaser or any of its directors or officers.

(d) In the event an Indemnitor becomes liable for a Loss under this Article 7, such Indemnitor shall be entitled to choose, in its sole discretion, to compensate the Purchaser for such Loss by (i) making a cash payment equal to the indemnifiable Loss pursuant to this

Article 7 and/or (ii) by returning Consideration Shares to the Purchaser (which shall be valued at the closing price per share of the Purchaser’s Common Stock on the Trading Day immediately prior to such payment), provided such cash payment, if any, and/or returned Consideration Shares, if any, shall have an aggregate value equal to such Loss.

(e) In the event Purchaser becomes liable for a Loss under this Article 7, Purchaser shall satisfy such obligation in immediately available funds.

Section 7.3 Limitations on Indemnification.

(a) Subject to the following sentence, the Purchaser may not recover Losses from the Indemnitors in respect of any claim for indemnification under Section 7.2(a)(1), Section 7.2(a)(5), or Section 7.2(b)(1) (Indemnification) (i) unless and until Losses have been actually incurred in an aggregate amount greater than $100,000 (the “Indemnification Threshold”) after which, subject to the other limitations set forth in this Article 7, Purchaser will be entitled to recover for all Losses in excess of the Indemnification Threshold, or (ii) for an aggregate amount in excess of fifteen percent (15.0%) of the Purchase Price actually received by such Indemnitor (including any future consideration received in connection with the achievement of a subsequent Milestone Event and calculated without deduction for any payment by such Indemnitor under this Article 7) (the “Cap”). Notwithstanding the foregoing sentence, (X) claims for breach or inaccuracy of any of the Fundamental Representations and/or the representations and warranties in Section 2.10 (Taxes) shall not be subject to the foregoing limits and shall not be included in the determination of whether the limit in clause (ii) has been reached, and (Y) the Indemnification Threshold and Cap will not apply to any Losses to the extent due to fraud, intentional misrepresentation, bad faith or intentional misconduct by the Company or any of its directors or officers in their capacities as such or any Indemnitor, or to any claim for breach of any representation or warranty of the Company, any Subsidiary of the Company, including the UK Subsidiary, or any Securityholder which was actually known by the Company, the Subsidiary of the Company, including the UK Subsidiary, the Representative or any Securityholder to be inaccurate at Closing. For all purposes of this Article 7, when determining the amount of Loss resulting from a breach or inaccuracy of a representation or warranty of the Company, any Subsidiary of the Company, including the UK Subsidiary, or any Securityholder (but not whether such representation or warranty is inaccurate or has been breached), any material adverse effect or other materiality qualifier contained in any such representation or warranty will be disregarded. In no event shall any Indemnitor be liable to Purchaser for any Losses (including pursuant to Section 4.6) in the aggregate in excess of the Purchase Price actually received by such Indemnitor (including any future consideration received in connection with the achievement of a subsequent Milestone Event), except for Losses to the extent due to fraud.

(b) Notwithstanding Section 7.3(a) above, recovery of any indemnifiable Loss by Purchaser from an Indemnitor (or any recovery or payment to Purchaser under Section 4.6(a)) shall be limited to (i) the Purchase Price actually received by such Indemnitor prior to the resolution of such indemnification claim plus (ii) the Purchase Price actually receivable by such Indemnitor, if any, upon the occurrence of a Milestone Event subsequent to the resolution of such indemnification claim, which indemnifiable Loss may be offset by Purchaser against payment of the Purchase Price otherwise payable in respect of such future Milestone Event. For the avoidance of doubt, if, for example, Purchaser incurs an indemnifiable Loss in the amount of $2,000,000, to which the Cap applies, and that is finally resolved after the Closing but before a Milestone Event has occurred, Purchaser shall be entitled to recover $1,485,000 from the Closing Consideration previously paid to the Indemnitors (that is, 15.0% of the Closing Consideration, assuming no deduction for Indebtedness or Company Expenses), and the unrecovered balance of $515,000 only by way of offset from the Purchase Price payable with respect to a subsequent Milestone Event (but in no event in the aggregate to exceed the Cap); provided, however, that if a Milestone Event does not subsequently occur, Purchaser shall have no further recourse against any Indemnitor with respect to such unrecovered Loss to which the Cap applies. In the event that a Liability Claim is outstanding and unresolved at the time of payment of the Purchase Price upon occurrence of a Milestone Event, Purchaser may withhold payment of that portion of such Purchase Price as would be subject to this paragraph had the Liability Claim been finally resolved at such time until such time as the Liability Claim is finally resolved. Any settlement agreement between Purchaser or an Indemnitor and the Representative providing for the recovery of a Liability Claim by Purchaser shall contain provisions consistent with this paragraph.

(c) Except as otherwise required by applicable Law or as explicitly provided herein, the parties shall treat any indemnification payments made hereunder (including under Sections 4.6 and 4.10) as an adjustment to the Purchase Price for all purposes, including accounting and Tax.

(d) The Indemnitors shall not be liable under this Agreement in respect of:

(1) A liability which is contingent, unless and until such contingent liability becomes an actual liability and is due and payable, provided that the foregoing shall in no way restrict or prevent the Purchaser from making a Liability Claim with respect to a contingent liability in the amount of any potential Loss associated with a contingent liability;

(2) Any Loss, solely to the extent that such Loss results from, or is increased by the passing of, or any change in any Law after the date of this Agreement, including but not limited to any increases in the rate of Taxes or any imposition of Tax or any withdrawal or relief from Tax after the date of this Agreement, or any change in GAAP after the date of this Agreement.

(e) Payments by an Indemnitor pursuant this Article 7 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by Purchaser in respect of any such claim, provided, that, recognizing the complexity of the business operations of Purchaser and the prospective implications to Purchaser of making an insurance claim or pursuing any indemnity, contribution or other similar payment, Purchaser shall not be obligated to make or pursue, directly or indirectly, any claim for insurance coverage or any indemnity, contribution or other similar payment.

(f) Other than as paid in connection with a Third Party Claim, in no event shall any Indemnitor be liable to Purchaser, or shall Purchaser be liable to any Securityholder,

for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value.

Section 7.4 Claims for Indemnification. At any time that either the Purchaser or a Securityholder (the “Claiming Party”) desires to claim a Loss (a “Liability Claim”) that it believes is or may be indemnifiable pursuant to Article 7 (Survival and Indemnification) of this Agreement, such Claiming Party will deliver a written notice of such Liability Claim (a “Claims Notice”) to (x) in the case of a Liability Claim under Section 7.2(a) (Indemnification), the Representative, (y) in the case of a Liability Claim under Section 7.2(b) (Indemnification) (a “Direct Securityholder Claim”), the applicable Indemnitor, or (z) in the case of a Liability Claim under Section 7.2(c) (Indemnification), the Purchaser. Such Claims Notice shall specify the nature of the Liability Claim in reasonable detail, including the amount of Losses alleged.

Section 7.5 Objections to and Payment of Claims.

(a) Purchaser, the Representative or, in the case of a Liability Claim with respect to a Direct Securityholder Claim, the applicable Indemnitor, as the case may be, may object to any Liability Claim set forth in such Claims Notice by delivering written notice to the Claiming Party pursuant to the terms of this Section 7.5 (an “Objection Notice”). Such Objection Notice must describe the grounds for such objection in reasonable detail.

(b) If an Objection Notice is not delivered within thirty (30) days after delivery of the Claims Notice, such failure to so object will be an irrevocable acknowledgment by the Person(s) against whom the Liability Claim is made that the Claiming Party is entitled to indemnification under Article 7 (Survival and Indemnification) for the Losses set forth in such Claims Notice in accordance with this Article 7.

(c) Notwithstanding anything to the contrary in this Agreement, the Indemnitors do not have any individual right to object to any claim made in a Claims Notice under this Article 7, and any and all claims made in a Claims Notice on behalf of the Purchaser may be objected to only by the Representative, except in the case of a Direct Securityholder Claim, to which the Indemnitor to whom such Claims Notice was delivered will have the individual right to object in accordance with this Article 7.

Section 7.6 Resolution of Objections to Claims.

(a) If Purchaser, the Representative or, in the case of a Liability Claim with respect to a Direct Securityholder Claim, the applicable Indemnitor objects in writing to any Liability Claim made in any Claims Notice within 30 days after delivery of such Claims Notice, Purchaser and the Representative or the Indemnitor, as applicable, will attempt in good faith to agree upon the rights of Purchaser and the Indemnitors with respect to each such claim.

(b) If no such agreement can be reached after good-faith negotiation and after thirty (30) days after delivery of an Objection Notice, either Purchaser or the Representative (on behalf of the Indemnitors) or, in the case of a Liability Claim with respect to a Direct Securityholder Claim, the applicable Indemnitor may bring an Action to resolve the Liability Claim.

Section 7.7 Third-Party Claims.

(a) If any Claiming Party receives written notice of a third-party claim that the Claiming Party reasonably believes may result in a Liability Claim (a “Third Party Claim”), such Claiming Party will notify Purchaser, the Representative or, in the case of a Third Party Claim that may result in a Direct Securityholder Claim, the applicable Indemnitor of such Third Party Claim (as the case may be, the “Indemnifier”), and the Indemnifier, at such Person’s own cost, shall have the right to direct and conduct, any defense of such claim if the Indemnifier shall provide written notice to the Claiming Party of its election to assume such defense prior to the expiration of the thirty (30) day response period specified in Section 7.5 (Objections to and Payment of Claims); provided, that (A) the Claiming Party may participate in any proceeding with counsel of its choice and at its expense; (B) Purchaser, at any time when it believes in good faith that any Third Party Claim is having or could reasonably be expected to have an adverse effect on Purchaser or any of its subsidiaries, may assume the defense and otherwise deal with such Third Party Claim in good faith, with counsel of its choice, and be fully indemnified therefor; (C) the Purchaser may assume the defense and otherwise deal with such Third Party Claim in good faith with counsel of its choice, and be fully indemnified therefor, if the reasonably anticipated Loss that may be incurred by Purchaser (without giving effect to the limitations of this Article 7, including Section 7.2(d) (Indemnification) and Section 7.3(f) (Limitations on Indemnification)) would exceed the amount for which Purchaser may be indemnified hereunder; (D) Purchaser, at any time when it believes that a claim for indemnification relates to or arises in connection with any criminal proceeding, indictment or investigation, may assume the defense and otherwise deal with such Third Party Claim in good faith with counsel of its choice, and be fully indemnified therefor; (E) the Indemnifier may not assume the defense of any Third Party Claim if an actual conflict of interest exists between the Indemnifier and the Claiming Party that precludes effective joint representation; and (F) the Claiming Party may take over the defense and prosecution of a Third Party Claim from the Indemnifier if the Indemnifier has failed or is failing to vigorously prosecute or defend such Third Party Claim; provided, further, that any such settlement or resolution shall not be concluded without the prior written approval of the Claiming Party, such approval not to be unreasonably withheld, delayed or conditioned. For purposes of the preceding sentence, withholding, delaying or conditioning approval shall not be deemed unreasonable in the following circumstances relating to such settlement or resolution: (A) a finding or admission of any violation by the Purchaser of any Law or of any rights of any Person; (B) failure to receive a full release of claims that may be made against the Claiming Party and its Affiliates; and (C) granting of any relief other than monetary Losses that are paid in full by the party from whom indemnification is sought that would affect the Claiming Party.

(b) In the event the Indemnifier does not elect to assume the defense of such Third Party Claim in the manner and within such thirty (30) day response period, the Claiming Party may conduct the defense of such claim at the expense of the Claiming Party; provided, however, that if it is ultimately determined that the Claiming Party is entitled to indemnification hereunder, such expenses shall be included in the calculation of Losses that the Claiming Party is entitled to recover pursuant to the terms hereof. The Indemnifier may also participate in the defense of such claim at its sole cost and expense. The Claiming Party shall have the right to settle or resolve any such Third Party Claim; provided, however, that any such settlement or resolution shall not be concluded without the prior written approval of the Purchaser and either the Representative or, in the case of a Direct Securityholder Claim, the applicable Indemnitor, such approval not to be unreasonably withheld, delayed or conditioned if such settlement results in, or could reasonably be expected to result in, such party (x) being required to pay any monetary penalty, or (y) becoming subject to any Order, injunction or any other similar equitable remedy.

(c) Each party shall reasonably cooperate with the party controlling defense of a Third Party Claim and shall make available to such party all pertinent information under his, her or its control.

Section 7.8 Representative.

(a) Each Indemnitor appoints Fanelli Haag PLLC as the Representative, with full power of substitution and re-substitution, and in such capacity to serve as the Indemnitor’s agent and true and lawful attorney-in-fact with the powers and authority as set forth in this Agreement, and the Representative hereby accepts such appointment. The Representative shall be the exclusive agent for and on behalf of the Indemnitors to (1) give and receive notices and communications to or from Purchaser relating to this Agreement or any of the other Transactions, other than in connection with Direct Securityholder Claims; (2) authorize deliveries to Purchaser of cash or Consideration Shares and legally bind each Indemnitor to pay cash or Consideration Shares directly to Purchaser in satisfaction of claims asserted by Purchaser (including by not objecting to such claims), other than in connection with Direct Securityholder Claims; (3) object to such claims in accordance with Section 7.7 (Third Party Claims) other than in connection with Direct Securityholder Claims; (4) consent or agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with Orders with respect to, such claims, other than in connection with Direct Securityholder Claims; (5) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance, other than in connection with Direct Securityholder Claims; (6) subject to Section 6.1 (Amendment), execute for and on behalf of each Indemnitor any amendment to this Agreement or any exhibit, annex or schedule hereto (including for the purpose of amending information contained in the Preliminary Spreadsheet and/or Final Spreadsheet); and (7) subject to Section 6.2 (Extension; Waiver), execute for and on behalf of each Indemnitor any waiver or extension to this Agreement. The Representative shall be the sole and exclusive means of asserting or addressing any of the above, and no Indemnitor shall have any right to act on its own behalf with respect to any such matters, other than any claim or dispute against the Representative. This appointment of agency and this power of attorney is coupled with an interest and will be irrevocable and will not be terminated by any Indemnitor or by operation of Law, whether by the death or incapacity of any Indemnitor or the occurrence of any other event, and any action taken by the Representative will be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not any Indemnitor or the Representative will have received any notice thereof.

(b) Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Representative that is within the scope of the Representative’s authority under this Agreement, including Sections 1.2 (Closing), 1.5 (Payment of Milestone

Consideration) and 7.8(a) (Representative), shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all Securityholders or Indemnitors, as the case may be, and shall be final, binding and conclusive upon each of them. Purchaser shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Securityholder or Indemnitor. Purchaser is unconditionally and irrevocably relieved from any liability to any person for any acts done by them in accordance with any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent or instruction of the Representative.

(c) The scope of the powers of the Representative as agent for the Indemnitors may be changed, and the Person serving as the Representative may be replaced from time to time, by the vote or consent of Indemnitors representing a majority in interest of all Indemnitors (determined based on issuance of the Closing Consideration Shares and the Closing Consideration Cash Payment) upon not less than thirty (30) days’ prior written notice to Purchaser. A vacancy in the position of the Representative may be filled by the vote or consent or Indemnitors representing a majority in interest of all Indemnitors (determined based on the issuance of the Closing Consideration Shares and the Closing Consideration Cash Payment). If the Representative refuses or is no longer capable of serving as the Representative hereunder, then the Indemnitors, other than the Representative, representing a majority in interest of the Indemnitors (determined based on the issuance of the Closing Consideration Shares and the Closing Consideration Cash Payment), other than the Representative, will promptly appoint a successor Representative who will thereafter be a successor Representative hereunder, and the Representative will serve until such successor is duly appointed and qualified to act hereunder. If there is not a Representative at any time, any obligation to provide notice to the Representative will be deemed satisfied if such notice is delivered to each of the Indemnitors at their addresses last known to Purchaser, which will be the address set forth in the Final Spreadsheet unless Representative provides notice to Purchaser of a different address in the manner described in Section 8.3 (Notices).

(d) All expenses, if any, incurred by the Representative in connection with the performance of his duties as the Representative (the “Representative Expenses”) will be borne and paid by the Indemnitors according to the relative amount of Closing Consideration Shares issued to such Person and the Closing Consideration Cash Payment paid to such Person. The Representative may use the funds in the Representative Fund to pay the expenses incurred by the Representative under the authorization granted in Section 7.8. Any Representative Fund remaining after payment of all of the Representative Expenses following the later of (i) the resolution of all indemnification claims under Article 7 and the determination by the Representative that such funds are no longer necessary in connection with indemnification claims that may be brought thereunder and (ii) the payment of the maximum amount recoverable by the Purchaser from the Securityholders, if any, shall be distributed to the Securityholders in accordance with the Final Spreadsheet. The Representative shall hold, invest, reinvest and disburse the Representative Fund in trust for all of the Securityholders and the Representative Fund shall not be used for any other purpose. Any expense, liability or obligation that the

Representative incurs or pays on behalf of a Securityholder or group of Securityholders shall be promptly reimbursed by Securityholder(s) on whose behalf such expenses were paid. In the event any Securityholder does not promptly reimburse the Representative for any such expense, liability or obligation, the Representative shall have the right to withhold and keep such amount from any payments to be made to such Securityholder hereunder. For Tax purposes, each Securityholder shall be treated as having: (A) received at Closing as consideration for its Shares and Options that portion of the Representative Fund that such Securityholder would have received if such amount were paid directly to the Securityholders at Closing; and (B) contributed such Securityholder’s respective portion to a grantor trust, owned by the Securityholders and of which the Representative is the trustee. Consistent with this treatment, each Securityholder will report its portion of the Representative Fund, and subsequent income or expenses of the Representative Fund, on its respective Tax Returns, and the Representative will provide the Securityholders with the required statements regarding the Representative Fund’s income and expenses as to assist the Securityholders with their respective Tax reporting obligations. Notices or communications to or from the Representative shall constitute notice to or from each of the Indemnitors.

(e) The Representative shall not be liable to any Indemnitor for any act done or omitted hereunder as the Representative while acting in good faith and any act done or omitted in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith. The Indemnitors shall severally and not jointly indemnify the Representative and hold him harmless against any loss, liability, damage, claim, suit, penalty, cost or expense (including fees and expenses of counsel) incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

(f) The Representative shall have reasonable access to information about the Company and the reasonable assistance of the Company’s former officers and employees for purposes of performing his duties and exercising his rights hereunder, other than in context of a dispute hereunder. The Representative shall treat confidentially and not use or disclose any Proprietary Information to anyone, except that the Representative may disclose the terms or information to the Indemnitors or the Representative’s employees, attorneys, accountants, financial advisors, agents or authorized representatives on a need-to-know basis, as long as the Person agrees to treat such information confidentially. If requested by Purchaser, the Representative shall enter into a separate confidentiality agreement before being provided access to such information.

(g) By his signature to this Agreement, the initial Representative hereby accepts the appointment contained in this Agreement, as confirmed and extended by this Agreement, and agrees to act as the Representative and to discharge the duties and responsibilities of the Representative pursuant to the terms of this Agreement.

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement and the Transactions contemplated hereby may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Purchaser and the Company;

(b) by the Purchaser, if the Company or the its Subsidiaries shall have breached or failed to perform in any material respect any of their respective obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Company or its Subsidiaries set forth in this Agreement shall not be true and correct to the extent set forth in Section 5.1(a), and such breach, failure or misrepresentation is not cured to the Purchaser’s reasonable satisfaction within ten (10) days after the Purchaser gives the Company or the Representative written notice identifying such breach, failure or misrepresentation;

(c) by the Company, if the Purchaser shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Purchaser set forth in this Agreement shall not be true and correct to the extent set forth in Section 5.2(a), and such breach, failure or misrepresentation is not cured to the Representative’s reasonable satisfaction within 10 days after the Company give the Purchaser written notice identifying such breach, failure or misrepresentation;

(d) by the Purchaser, if the conditions set forth in Section 5.1 become incapable of satisfaction;

(e) by the Company, if the conditions set forth in Section 5.2 become incapable of satisfaction; or

(f) by the Purchaser or the Company, if the Closing shall not have occurred on or before December 31, 2015 or such other date, if any, as the Purchaser and the Company may agree in writing;

except that this Agreement may not be terminated under this Section by or on behalf of any party that is in breach of any representation or warranty or in violation of any covenant or agreement contained herein. For this purpose, any breach of this Agreement by the Company or a Subsidiary shall be considered a breach of this Agreement by the Company.

Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 (Termination), this Agreement shall forthwith become void and there shall be no liability on the part of either party except (a) for the provisions of Sections 2.21 (Brokers and Finders) and 3.7 (Brokers and Finders), Article 9 (General Provisions), and this Section 8.2 which shall survive such termination, and (b) that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Action” means any criminal, judicial, administrative or arbitral action, audit, charge, claim, complaint, demand, grievance, hearing, inquiry, litigation, mediation, proceeding, citation, summons, subpoena or suit, whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate,” when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Merger” has the meaning set forth in Section 1.3(a) (Closing).

“Assets and Properties” with respect to any Person, shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, and Intellectual Property.

“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act (Public Law 96-517).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Cap” has the meaning set forth in Section 7.3(a) (Limitations on Indemnification).

“Certificate of Merger” has the meaning set forth in Section 1.3(a) (Merger).

“Charter” has the meaning set forth in Section 2.1 (Organization and Power).

“Charter Documents” has the meaning set forth in Section 2.1 (Organization and Power).

“Claiming Party” has the meaning set forth in Section 7.4 (Claims for Indemnification).

“Claims Notice” has the meaning set forth in Section 7.4 (Claims for Indemnification).

“Closing” has the meaning set forth in Section 1.2(a) (Closing).

“Closing Consideration” means, collectively, the number of Closing Consideration Shares issuable by the Purchaser at Closing and the amount of the Closing Consideration Cash Payment payable by the Purchaser at Closing.

“Closing Consideration Cash Payment” means the sum of (a) $2,500,000, plus (b) the aggregate exercise price of the Options vested as of immediately prior to the Closing, minus (c) Indebtedness, minus (d) that portion of the Company Expenses payable at the Closing in immediately available funds as set forth on the Final Spreadsheet.

“Closing Consideration Per-Share Amount” means collectively (a) the Deemed Share Value of the Closing Consideration Shares divided by the number of Shares and Shares issuable pursuant to Options vested as of immediately prior to the Closing and (b) the amount of the Closing Consideration Cash Payment divided by the number of Shares and Shares issuable pursuant to Options vested as of immediately prior to the Closing.

“Closing Consideration Shares” means a number of shares of Purchaser Common Stock having a value of the sum of (a) $7,400,000 (based on the applicable Deemed Share Value), minus (b) that portion of the Company Expenses payable at the Closing in shares of Purchaser Common Stock as set forth on the Final Spreadsheet.

“Closing Date” has the meaning set forth in Section 1.2(a) (Closing).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meanings set forth in the Preamble; and, solely for purposes of Article 2 (Representations and Warranties of the Company), the meaning set forth in the introduction to Article 2; and, solely for purposes of Section 4.13 (Noncompetition), the meaning set forth in Section 4.13(b) (Noncompetition).

“Company Authorizations” has the meaning set forth in Section 2.14 (Company Authorizations).

“Company Balance Sheet” has the meaning set forth in Section 2.5(a) (Financial Statements).

“Company Balance Sheet Date” has the meaning set forth in Section 2.5(a) (Financial Statements).

“Company Disclosure Letter” means the Company Disclosure Letter dated as of the date hereof, executed by an authorized officer of the Company and delivered by the Company to Purchaser concurrently herewith.

“Company Expenses” means all legal, accounting, financial advisory, consulting, finders and all other fees and expenses of third parties incurred by the Company or its Subsidiaries in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions and the operation of the Company and its Subsidiaries prior to the Closing Date, including (a) all payments by, or on behalf of the Company prior to the Closing to obtain any third party consent required under any Contract or to obtain an Encumbrance release in connection with the consummation of the transactions contemplated by this Agreement, (b) all obligations of the Company that arise in whole or in part prior to or concurrent with the consummation of the transactions contemplated by this Agreement (but not based upon any occurrence subsequent to the Closing) under any Contract or any Benefit Plan in effect on or before the Closing Date, including all change of control, severance, retention, stock appreciation, phantom stock or similar obligations or any other accelerations of or increases in rights or benefits, and all Taxes that are payable in connection with or as a result of the satisfaction of such obligations, and (c) all costs and expenses incurred to procure the Tail Policies.

“Company Expense Payoff Letter” has the meaning set forth in Section 5.1 (Closing Deliveries)

“Company Intellectual Property” means any Intellectual Property owned by or licensed to the Company, or otherwise used or held for use in connection with the operation of the business of the Company, including Company-Owned Intellectual Property.

“Company Material Contract” has the meaning set forth in Section 2.19 (Material Contracts).

“Company-Owned Intellectual Property” means any Intellectual Property that is owned by or exclusively licensed to the Company.

“Company Product” means a composition comprising a phosphopeptide, glycopeptide or TCR disclosed in Company Intellectual Property or a TCRm Product, as defined in and developed pursuant to that certain License and Collaboration Agreement, dated as of October 8, 2014, by and between the Company and Pure MHC, LLC.

“Company Registered Intellectual Property” means any Registered Intellectual Property that is included within the Company-Owned Intellectual Property.

“Company Securities” means Shares and Options.

“Company Software” means Software components of the Company Intellectual Property.

“Company Stock Plans” means the stock plans which options and entitlements will be purchased hereunder at the Closing and cancelled by this Agreement as of the Effective Time.

“Confidentiality Agreement” means that certain confidentiality agreement, dated as of February 18, 2015, by and between the Purchaser and the Company.

“Consideration Shares” means the Closing Consideration Shares and the Milestone Consideration Shares.

“Consulting Agreements” has the meaning set forth in Section 5.1 (Conditions to Obligations of Purchaser).

“Contest” has the meaning set forth in Section 4.6(b) (Tax Matters).

“Contract” means any oral or written contract, agreement, indenture, note, bond, loan, instrument, license, lease (including real and personal property leases), conditional sale contract, purchase or sales orders, mortgage, undertaking, commitment, understanding, undertaking, option, warrant, calls, rights or other enforceable arrangement or agreement.

“Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The verb “Control” and the term “Controlled” have the correlative meanings.

“Covered Area” has the meaning set forth in Section 4.13(b) (Noncompetition).

“Covered Business” has the meaning set forth in Section 4.13(b) (Noncompetition).

“Data Room” means the virtual data room maintained by the Company prior to the Closing Date to the extent the Purchaser was granted access thereto.

“Deemed Share Value” means (i) in the case of the Closing Consideration Shares, the volume-weighted average closing price per share of the Purchaser’s Common Stock on the Nasdaq Capital Market for the thirty (30) Trading Days ending on the December 18, 2015; (ii) in the case of the Milestone Consideration Shares, the volume-weighted average closing price per share of the Purchaser’s Common Stock on the Nasdaq Capital Market for the thirty (30) Trading Days ending on the Trading Day two (2) Trading Days prior to the occurrence of a Milestone Event; or (iii) in the case of payment pursuant to the last sentence of Section 1.5 (Payment of Milestone Consideration), the volume-weighted average closing price per share of the Purchaser’s Common Stock on the Nasdaq Capital Market for the thirty (30) Trading Days ending on the Trading Day two (2) Trading Days prior to the occurrence of a Sale of Purchaser.

“DGCL” has the meaning set forth in Section 1.3(a) (Merger).

“Direct Securityholder Claim” has the meaning set forth in Section 7.4 (Claims for Indemnification).

“Effective Time” has the meaning set forth in Section 1.3(a) (Merger).

“Employee Plan” means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programs, arrangements, policies or practices relating to the current or former directors consultants, independent contractors, officers or employees of the Company that is maintained, sponsored or funded by the Company, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, or under which the Company may have any Liabilities, contingent or otherwise.

“Encumbrance” means any mortgage, pledge, hypothecation, security interest, encumbrance, or other lien, charge, restriction on transfer or use, right of preemption or right to acquire, or any restriction on the right to vote, sell or otherwise dispose of or use the subject property, other than any restriction or limitation imposed by this Agreement.

“ERISA” has the meaning set forth in Section 2.12(b) (Labor and Employment Matters).

“Fanelli Haag Success Fee” has the meaning set forth in Section 9.11 (Several Liability).

“FDA” has the meaning set forth in Section 2.17(c) (Compliance with Laws).

“FDCA” has the meaning set forth in Section 2.17(c) (Compliance with Laws).

“Final Spreadsheet” has the meaning set forth in Section 5.1 (Conditions to Obligations of Purchaser).

“Firms” has the meaning set forth in Section 9.10 (Conflicts Waiver).

“Fundamental Representations” any representation or warranty made in Sections 2.1 (Organization and Power), 2.2 (Capitalization; Subsidiaries), 2.3 (Authorization), 2.4 (Noncontravention), 2.7 (Absence of Litigation), 2.8 (Restrictions on Business Activities), 2.9 (Intellectual Property), 2.13 (Related Party Transactions), 2.21 (Brokers and Finders), or Article 2A (Securityholder Representations).

“GAAP” means United States generally acceptable accounting principles.

“Good Laboratory Practice” has the meaning set forth in Section 2.17(d) (Compliance with Laws).

“Governmental Authority” means any governmental, regulatory or administrative authority, agency, body, commission or other entity, whether international, multinational, national, regional, state, provincial or of a political subdivision; any court, judicial body, arbitration board or arbitrator; any tribunal of a self-regulatory organization; or any instrumentality of any of the foregoing.

“Indebtedness” means all principal, interest, fees, expenses and other amounts in respect of borrowed money, notes, bonds, debentures and other debt securities, guarantees, interest rate, currency or other hedging arrangements, capital leases, letters of credit and/or installment purchases incurred by the Company prior to the Closing, or required to be paid in order to discharge fully all such amounts as of the Closing.

“Indemnification Threshold” has the meaning set forth in Section 7.3(a) (Limitations on Indemnification).

“Indemnifier” has the meaning set forth in Section 7.7(a) (Third Party Claims).

“Indemnitors” has the meaning set forth in Section 7.2(a) (Indemnification).

“Intellectual Property” means the rights associated with or arising out of any of the following: (1) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (2) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information (“Trade Secrets”); (3) all copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, industrial designs, industrial design registrations and applications, copyright registrations and applications therefor and corresponding rights in works of authorship (“Copyrights”); (4) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (5) all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”); (6) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications and other documentation thereof (“Software”); and (7) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Key Person” means each of Donald Hunt, Mark Cobbold, Victor Engelhard, Kevin FitzGerald, Jeffrey Shabanowitz, Kara Cummings, Thomas Haag and Dean Fanelli.

“Knowledge of the Company” means the knowledge of the Key Persons that such Persons would have if they had made reasonable and diligent inquiry of each other and those employees, attorneys and accountants of the Company who would be expected to have knowledge as to the relevant matter (but, for clarity, without requiring any conduct of any investigation by any Person other than a Key Person).

“Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, an Order or act, statute, ordinance, regulation, rule, collective bargaining agreement, extension order or code promulgated by a Governmental Authority.

“Liabilities” means any and all liabilities, debts, commitments and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, including those arising under any Law, Action or Order and those arising under any Contract or otherwise.

“Liability Claim” has the meaning set forth in Section 7.4 (Claims for Indemnification).

“Life Science Product” has the meaning set forth in Section 2.17(c) (Compliance with Laws).

“Losses” has the meaning set forth in Section 7.2(a) (Indemnification).

Documents or other information and materials shall be deemed to have been “Made Available” by the Company if and only if the Company has posted such documents and information and other materials to the Data Room at least 48 hours prior to the execution and delivery of this Agreement by the parties hereto and notified Purchaser of such posting.

Any reference to an event, change, condition or effect being “material” with respect to any Person means any event, change, condition or effect that is material in relation to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, or results of operations of such Person and its Subsidiaries, taken as a whole.

“Material Adverse Effect” with respect to any Person means any effect that either alone or in combination with any other effect is materially adverse in relation to the financial condition, properties, assets, liabilities, business, operations, or results of operations of such Person and its Subsidiaries, taken as a whole or the ability of such Person to perform its obligations hereunder or to consummate the Transactions, except that none of the following will be deemed to constitute, and none of the following will be taken into account in determining whether there has been, a Material Adverse Effect: any adverse change, event, development, or effect to the extent arising from: (1) changes in national or international economic, political or social conditions occurring after the date of this Agreement; (2) changes in GAAP; (3) changes in Law, rules, regulations, Orders, or other binding directives issued by any Governmental Authority; (4) conditions generally affecting the industries in which the Company operates; (5) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (6) any action required or permitted by this Agreement; (7) the announcement, pendency or completion of the Transactions, including, with respect to Purchaser any change in the market price of Purchaser Common Stock (provided that the adverse change, event, or development giving rise to any change in the market price of Purchaser Common Stock shall not be disregarded for purposes of determining whether a Material Adverse Effect has occurred); (8) any natural or man-made disaster or acts of God; or (9) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, in the case of clauses (1), (2), (3), (4) and (5) such effect may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Material Adverse Effect.

“Merger” has the meaning set forth in the Recitals.

“Milestone Consideration” means (a) in the case of the First Milestone Event, aggregate consideration of $5,000,000 minus Company Expenses payable in connection therewith, payable in shares of Purchaser Common Stock (based on the applicable Deemed Share Value); (b) in the case of the Second Milestone Event, aggregate consideration of $15,000,000 minus Company Expenses payable in connection therewith, payable, at Purchaser’s discretion, in a combination of immediately available funds and/or shares of Purchaser Common Stock (based on the applicable Deemed Share Value); and (c) in the case of the Third Milestone Event, aggregate consideration of $15,000,000 minus Company Expenses payable in connection therewith, payable, at Purchaser’s discretion, in a combination of immediately available funds and/or shares of Purchaser Common Stock (based on the applicable Deemed Share Value); provided that the aggregate amount of Milestone Consideration (which amount of Milestone Consideration shall include, for this purpose, any amount payable pursuant to Section 1.5 resulting from a Sale of the Purchaser) satisfied in immediately available funds shall not exceed the equivalent of sixty percent (60%) of the Milestone Consideration (with shares of Purchaser Common Stock having a Deemed Share Value specified above), determined at the time of each payment of Milestone Consideration or at the time of any payment pursuant to Section 1.5 resulting from a Sale of the Purchaser. Notwithstanding anything to the contrary contained herein, the total number of Consideration Shares, in the aggregate, to be issued pursuant to this Agreement shall not exceed 19.9% of Purchaser’s issued and outstanding shares of voting stock as of immediately prior to the Closing. In the event that this limitation applies to the payment of any Closing Consideration Shares and/or any Milestone Consideration Shares, Purchaser shall make the difference owing for such Closing Consideration and/or Milestone Consideration in cash, notwithstanding any provision herein to the contrary.

“Milestone Consideration Per-Share Amount” means the applicable Milestone Consideration divided by the number of Shares and Shares issuable pursuant to Options vested as of immediately prior to the Closing.

“Milestone Consideration Shares” means the sum of (a) number of shares of Purchaser Common Stock issuable as a result of the occurrence of each Milestone Event, minus (b) Company Expenses payable upon the occurrence of the Milestone Event.

“Milestone Event” means, individually, the occurrence of any (or any combination or all) of the following events:

(i)	the closing trading price of Purchaser Common Stock on the Nasdaq Capital Market equals or exceeds $8.00 for sixty (60) consecutive Trading Days (the “First Milestone Event”) prior to the earlier of (A) the fifth (5th) anniversary of the Closing Date or (B) the Sale of the Purchaser;

(ii)	the closing trading price of Purchaser Common Stock on the Nasdaq Capital Market equals or exceeds $13.00 for sixty (60) consecutive Trading Days (the “Second Milestone Event”) prior to the earlier of (A) the tenth (10th) anniversary of the Closing Date or (B) the Sale of the Purchaser; and

(iii)	the closing trading price of Purchaser Common Stock on the Nasdaq Capital Market equals or exceeds $19.00 for sixty (60) consecutive Trading Days (the “Third Milestone Event”) prior to the earlier of (A) the tenth (10th) anniversary of the Closing Date or (B) the Sale of the Purchaser.

In the event of a Sale of the Purchaser, to the extent the First Milestone Event and/or the Second Milestone Event and/or the Third Milestone Event shall not have occurred as of immediately prior to a Sale of the Purchaser, the applicable measurement period shall be immediately prior to consummation of such Sale and there shall not be a sixty (60) consecutive Trading Day measurement period.

“Noncompetition Period” has the meaning set forth in Section 4.13(b) (Noncompetition).

“Objection Notice” has the meaning set forth in Section 7.5(a) (Objection to and Payment of Claims).

“Options” means rights to acquire Shares granted to the directors, officers, employees and consultants of the Company pursuant to a Company Stock Plan.

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, determination, award, assessment or binding agreement issued, promulgated or entered by or with any Governmental Authority.

“Permit” means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Authority.

“Permitted Encumbrance” means (i) statutory Encumbrances for current Taxes or assessments not yet due and payable and (ii) such other Encumbrances, imperfections in title and easements of record, if any, which do not detract, individually or in the aggregate, from the value of or interfere with the present or proposed use by the Company or any Subsidiary of the Company, including the UK Subsidiary, of the property subject thereto or affected thereby.

“Permitted Transfer” means, with regard to a Securityholder, a transfer (upon assumption by any such transferee of such Securityholder’s applicable obligations hereunder) of any portion (or all) of such Securityholder’s right to receive any (or all) of the amounts payable to such Securityholder pursuant to this Agreement: (a) on death by will or intestacy, (b) pursuant to a court order, (c) made to a charitable organization or family member (or trust, limited liability company or other entity the beneficiaries of which comprise only charitable organizations or family members), or (d) made by operation of Law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association or other legal or Governmental Authority.

“Potential Claim” has the meaning set forth in Section 4.8(a) (Release of Claims).

“Pre-Closing Confidential Communications” has the meaning set forth in Section 9.10 (Conflicts Waiver).

“Preliminary Spreadsheet” has the meaning set forth in Section 4.5 (Preliminary Spreadsheet).

“Proprietary Information” has the meaning set forth in Section 4.4(a) (Confidentiality; Public Announcements).

“Purchase Price” means the Closing Consideration plus, as applicable, with regard to each Milestone Event, the Milestone Consideration.

“Purchaser” has the meaning set forth in the Preamble; and, solely for purposes of Article 7 (Survival and Indemnification), the meaning set forth in Section 7.2(a) (Indemnification).

“Purchaser Common Stock” means the common stock of Purchaser, par value $.01 per share.

“Purchaser SEC Reports” has the meaning set forth in Section 3.4 (Purchaser SEC Reports; Compliance).

“Purchaser’s Transfer Agent” means American Stock Transfer & Trust Company, LLC.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority, including any of the following: (1) issued Patents and Patent applications; (2) Trademark registrations, renewals and applications; (3) Copyright registrations and applications; and (4) Domain Name registrations.

“Registration Statement Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Registration Statement Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Purchaser Common Stock pursuant to a Resale Registration Statement, and fees and disbursements of counsel for any Securityholder in connection with such sale.

“Related Party” has the meaning set forth in Section 2.13 (Related Party Transactions).

“Released Matters” has the meaning set forth in Section 4.8(a) (Release of Claims).

“Released Parties” has the meaning set forth in Section 4.8(a) (Release of Claims).

“Releasing Parties” has the meaning set forth in Section 4.8(a) (Release of Claims).

“Representative” means Fanelli Haag PLLC, as of the date hereof and any successor appointed pursuant to Section 7.8(a) (Representative).

“Representative Expenses” has the meaning set forth in Section 7.8(d) (Representative).

“Representative Fund” means a fund in the initial principal amount of $300,000 to be included as a Company Expense and paid at the Closing by the Purchaser, to be used or distributed by the Representative in the manner set forth in Section 7.8(d) (Representative).

“Resale Registration Statement” has the meaning set forth in Section 4.10 (Registration on Form S-3).

“Sale” means the acquisition of any securities of Purchaser or the Company, the merger or consolidation of Purchaser or the Company with or into any other Person, or the sale, lease or other disposition by Purchaser or the Company of all or substantially all of its assets, unless the stockholders of Purchaser or the Company, as applicable, before giving effect to such acquisition of securities, merger, consolidation, sale, lease or other disposition of assets, beneficially own at least fifty percent (50%) of the outstanding shares of capital stock of, or other equity interests in, the surviving or acquiring corporation or entity (calculated on a fully diluted basis).

“SEC” has the meaning set forth in Section 3.3(b) (Noncontravention).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securityholder” means any holder of Shares or Options and, solely for the purposes of the limited provisions hereof to which Financial West Investment Group has become a party, Financial West Investment Group, Inc.

“Securityholder Affiliate” has the meaning set forth in Section 4.8(a) (Release of Claims).

“Service Arrangement” means each employment, offer letter, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company and any current or former employee, intern, director, consultant or independent contractor of the Company, or with respect to which the Company has or may have any liability.

“Shareholder Agreement” means any and all shareholders’ agreements in place between the Securityholders or any of them, including, without limitation, that certain Shareholder Agreement made as of February 1, 2012 and as amended to date, by and among the Company and the Securityholders named therein.

“Shares” means the shares of the Company’s common stock, no par value per share.

“Straddle Period” has the meaning set forth in Section 4.6(b) (Straddle Period Allocations).

“Subsidiary” of any Person means any other Person (1) of which the first Person owns directly or indirectly 50 percent or more of the equity interest in the other Person or (2) of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50 percent of the equity interests of which) is directly or indirectly owned or Controlled by the first Person, by such Person with one or more of its Subsidiaries or by one or more of such Person’s other Subsidiaries or (3) in which the first Person has the contractual or other power to designate a majority of the board of directors or other governing body.

“Surviving Company” has the meaning set forth in Section 1.3(a) (Merger).

“Tail Policies” has the meaning set forth in Section 5.1 (Closing Deliveries).

“Tax” has the meaning set forth in Section 2.10(a) (Taxes).

“Tax Return” has the meaning set forth in Section 2.10(a) (Taxes).

“Third Party Claim” has the meaning set forth in Section 7.7(a) (Third Party Claims).

“Trading Day” means a day on which the Nasdaq Capital Market is open for trading.

“Transaction Documents” shall mean this Agreement, UVA Amendment, and the Confidentiality Agreement.

“Transactions” means the transactions to be effected pursuant to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 4.7 (Certain Taxes and Fees).

“Treasury Regulations” shall mean the Treasury regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

“UK Subsidiary” has the meaning set forth in Section 2.2(d) (Capitalization; Subsidiaries).

“UK Subsidiary Charter Documents” has the meaning set forth in Section 2.2(d) (Capitalization; Subsidiaries).

“UVA Amendment” has the meaning set forth in Section 5.1(j) (Conditions to Obligations of Purchaser).

“VSCA” has the meaning set forth in Section 1.3(a) (Merger).

Section 9.2 Terms Generally; Interpretation. Except to the extent that the context otherwise requires:

(a) the parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision hereof; no prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction hereof;

(b) the contents of the Company Disclosure Letter and the other Schedules and Exhibits form an integral part of this Agreement and any reference to “this Agreement” shall be deemed to include the Schedules and Exhibits; and

(c) all references to currency, monetary values, and dollars set forth herein shall mean United States dollars, unless expressly stated to be in another currency.

Section 9.3 Notices. All notices, deliveries and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, telecopied or delivered by globally recognized express delivery service to the parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the Business Day after the day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine, and (c) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

(a) if to Purchaser:

Agenus Inc.

3 Forbes Road

Lexington, Massachusetts 02421

Attention: Legal Department

Facsimile: 781-674-4200

with a copy (which will not constitute notice) to:

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

Attention: John R. Pitfield

Facsimile: 617-248-4000

(b) if to the Company:

PhosImmune Inc.

c/o Fanelli Haag PLLC

1300 I Street NW, Suite 850 West

Washington, DC 20005

Attention: Thomas Haag, Ph.D.

Facsimile: 202-706-7920

With a copy (which will not constitute notice) to

Faber Daeufer & Itrato PC

950 Winter Street, Suite 4500

Waltham, MA 02451

Attention: Joseph L. Faber

Facsimile: 781-795-4747

(c) if to a Securityholder or Financial West Investment Group, to the address set forth on the applicable signature page hereto, with copies (which will not constitute notice) to the Representative:

(d) if to Representative:

Fanelli Haag PLLC

1300 I Street NW, Suite 850 West

Washington, DC 20005

Attention: Thomas Haag, Ph.D.

Facsimile: 202-706-7920

with a copy (which will not constitute notice) to:

Faber Daeufer & Itrato PC

950 Winter Street, Suite 4500

Waltham, MA 02451

Attention: Joseph L. Faber

Facsimile: 781-795-4747

Section 9.4 Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If the final judgment of such court declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, (b) delete specific words or phrases, or (c) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

Section 9.5 Entire Agreement. This Agreement, the Transaction Documents and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Company, Securityholders or Representative on the one hand, and Purchaser, on the other hand, with respect to the subject matter hereof, except for the Confidentiality Agreement, which will continue in full force and effect, and will survive any termination of this Agreement, in accordance with its terms. The parties thereto acknowledge and agree that the Shareholder Agreement will terminate on Closing.

Section 9.6 Assignment. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any party to this Agreement by operation of Law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so will be void, except that the rights and obligations of the

Representative may be assigned and delegated pursuant to Section 7.8(a) (Representative) and the rights and obligations of each Securityholder may be assigned and delegated by such Securityholder through a Permitted Transfer; provided, however, that the rights of Purchaser may be assigned to any bank or other financial institution that is or becomes a lender to the Purchaser or any of its affiliated entities.

Section 9.7 No Third-Party Beneficiaries. Except as provided in Article 7 (Survival and Indemnification), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.8 Governing Law; Venue. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. Any proceeding arising out of or relating to this Agreement shall be brought exclusively in the state and federal courts located in the State of Delaware. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to jurisdiction, to venue or to convenience of forum. Each of the parties hereto and the Securityholders (a) consents to submit itself to the personal jurisdiction of the state and federal courts located in the State of Delaware in the event any dispute arises out of this Agreement or the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) except as set forth below, agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the state or federal courts within the State of Delaware, as described above. Each of the parties hereto, and the Securityholders agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.3 (Notices) shall be effective service of process for any suit or proceeding in connection with this Agreement or the Transactions.

Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10 Conflicts Waiver. After the Closing, it is possible that Faber Daeufer & Itrato PC, Blais, Halpert & Lieberman LLC, Fanelli Haag PLLC and McClandlish Lillard (collectively, and together with their respective successors, the “Firms”) will represent the Shareholder Representative and/or one or more of the Securityholders in connection with this Agreement and/or any claims related to the Transactions. The Purchaser and the Company hereby agree that any (or all) of the Firms may represent the Shareholder Representative and/or one or more of the Securityholders in the future in connection with this Agreement and/or any claims related to the Transactions, including in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Transactions, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation. Further, the Purchaser and the Company hereby consent to the disclosure by the Firms to the Shareholder Representative and the Securityholders, at any time, of any information learned by Firms in the course of its (or their) representation of the Company and its Subsidiaries in connection with the Transaction, whether or not such information may otherwise be subject to the attorney-client privilege or any duty of confidentiality. From and after the Closing, all pre-Closing communications between the Company or any of their respective officers, employees, partners, members, directors or Affiliates, on the one hand, and one or more of the Firms, on the other hand with respect to this Agreement and the Transactions (the “Pre-Closing Confidential Communications”) shall be deemed to be attorney-client confidences that belong solely to the Securityholders (and not to the Company or its Subsidiaries), and neither the Securityholders nor the Firms shall have any duty to reveal or disclose to the Purchaser, the Company or any of their respective Affiliates (and the Purchaser, the Company and their respective Affiliates will not have any right to access or review) the Pre-Closing Confidential Communications by reason of any attorney client relationship between the Firms and the Company or otherwise. All books, records and other materials of the Company in any medium (including electronic copies) containing or reflecting any of the Pre-Closing Confidential Communications or the work product of legal counsel with respect thereto, including any related summaries, drafts or analyses, and all rights with respect to any of the foregoing, solely to the extent of the Pre-Closing Confidential Communication, are hereby assigned and transferred to the Securityholders effective as of the Closing. Such material and information shall be excluded from the transfer contemplated by this Agreement and shall be distributed to the Shareholder Representative to hold for the benefit of the Securityholders immediately prior to the Closing with no copies thereof retained by the Company or its Subsidiaries or other representatives of the Company or its Subsidiaries. In the event of any conflict between the provisions of this Section 9.10 and any other provisions in this Agreement, the provisions of this Section 9.10 shall control. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser, the Surviving Company or its Subsidiaries and a third party (other than a party to this Agreement, the Securityholders or any of their respective Affiliates) after the Closing, the Surviving Company or its Subsidiaries may assert the attorney-client privilege and/or attorney work product protections to prevent disclosure of confidential communications by Transaction Counsel to such third party; provided, however, that neither the Purchaser, the Surviving Company nor any Subsidiary may waive such privilege without the prior written consent of Representative.

Section 9.11 Several Liability. Whenever used in this Agreement (for clarity, including Sections 4.6 (Tax Matters) and 4.7 (Certain Taxes and Fees) and in Article 7 (Survival and Indemnification)), the term “several liability” (and any similar construction) means, with regard to each Securityholder or Indemnitor (as applicable), liability that is not joint with other Securityholders or Indemnitors (as applicable), and that is determined on a proportional basis with other Securityholders or Indemnitors (as applicable) as follows:

(a) for Fanelli Haag PLLC, a percentage equal to the quotient of:

(1) the sum of (A) the value of the Closing Consideration Shares (based on the applicable Deemed Share Value) issued to Fanelli Haag PLLC, plus (B) the Closing Consideration Cash Payment made to Fanelli Haag PLLC, plus (C) the Transaction Success Fee paid to Fanelli Haag PLLC at the Closing as a Company Expense (as determined pursuant to the engagement letter between the Company and Fanelli Haag PLLC, as amended and in effect at the Effective Time) (such Transaction Success Fee paid at Closing, the “Fanelli Haag Success Fee”), divided by:

(2) the sum of (A) the aggregate value of the Closing Consideration Shares (based on the applicable Deemed Share Value), plus (B) the Closing Consideration Cash Payment, plus (C) the Fanelli Haag Success Fee; and

(b) for each other Securityholder or Indemnitor (as applicable):

(1) the sum of (A) the value of the Closing Consideration Shares (based on the applicable Deemed Share Value) issued to such person, plus (B) the Closing Consideration Cash Payment made to such person, divided by

(2) the sum of (A) the aggregate value of the Closing Consideration Shares (based on the applicable Deemed Share Value), plus (B) the Closing Consideration Cash Payment, plus (C) the Fanelli Haag Success Fee.

For clarity, this calculation of several liability shall be fixed and shall not be affected by the payment of any Milestone Consideration. Notwithstanding anything to the contrary, other than with respect to the calculation of the amount payable to a holder of Company Securities under Article 1 (Securities Purchase) and the calculation of several liability (which shall be determined by the explicit terms of this Section 9.11), any amounts paid hereunder in satisfaction of the Fanelli Haag Success Fee shall be deemed to be payment of Purchase Price (including Closing Consideration Cash Payment, Consideration Shares, Milestone Consideration and Milestone Consideration Shares).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

AGENUS INC., as the Purchaser

By:	/s/ C. Evan Ballantyne
	Name:	C. Evan Ballantyne
	Title:	Chief Financial Officer

PHOSIMMUNE INC., as the Company

By:	/s/ Donald F. Hunt
	Name:	Donald F. Hunt
	Title:	President

FANELLI HAAG PLLC, as the Representative

By:	/s/ Dean L. Fanelli
	Name:	Dean L. Fanelli
	Title:	Founding Member

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Donald F. Hunt
Name (Printed): Donald F. Hunt

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

Name (Printed):

The undersigned entity, as a Securityholder

FANELLI HAAG PLLC

By:	/s/ Thomas Haag
Name (Printed): Thomas Haag
Title:	Founding Member of Fanelli Haag PLLC

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Mark Cobbold
Name (Printed): Mark Cobbold

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Victor A. Engelhard
Name (Printed): Victor H. Engelhard

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

Name (Printed):

The undersigned entity, as a Securityholder

UNIVERSITY OF VIRGINIA PATENT FOUNDATION d/b/a UVA LICENSING & VENTURES GROUP

By:	/s/ Michael P. Straightiff
Name (Printed): Michael P. Straightiff
Title:	Executive Director

By:	/s/ Erik L. Hewlett
Name (Printed): Erik L. Hewlett
Title:	Chairman

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Jeffrey Shabanowitz
Name (Printed): Jeffrey Shabanowitz

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

Name (Printed):

The undersigned entity, as a Securityholder

CENTER FOR INNOVATIVE TECHNOLOGY

By:	/s/ Edward Albrigo
Name (Printed): Edward Albrigo
Title:	President and CEO

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Angela L. Zarling
Name (Printed): Angela L. Zarling

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Rebecca C. Obeng
Name (Printed): Rebecca C. Obeng

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Kara L. Cummings
Name (Printed): Kara L. Cummings

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Jennifer Cottine Hitchcock
Name (Printed): Jennifer Cottine Hitchcock

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Anne English
Name (Printed): Ann English

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Jie Qian
Name (Printed): Jie Qian

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Andrew Norris
Name (Printed): Andrew Norris

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Kevin John Fitzgerald
Name (Printed): Kevin John Fitzgerald

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

The undersigned individual, as a Securityholder

/s/ Gary William Middleton
Name (Printed): Gary William Middleton

The undersigned entity, as a Securityholder

By:
Name (Printed):
Title:

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by them or their respective officers or trustees thereunto duly authorized.

Solely for purposes of Sections 4.8, 4.10, 4.11, 4.12 and Article 9:

FINANCIAL WEST INVESTMENT GROUP, INC.

By:	/s/ Ellen Shearin
Name (Printed): Ellen Shearin
Title:	President

[Signature Page to Purchase Agreement]